FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206361-01

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-400-7834 or emailing cmbs-prospectus@jpmorgan.com.

The information in this file (the “File”) is an electronic copy of the information set forth in the Appendix titled “Certain Characteristics of the Mortgage Loans and Mortgaged Properties” to the preliminary prospectus dated December 7, 2015. This File does not contain all information that is required to be included in the preliminary prospectus. This File should be reviewed only in conjunction with the entire preliminaryprospectus. Prospective investors are advised to read carefully, and should rely on, the preliminary prospectus relating to the Certificates referred to herein in making their investment decision.

The information in this File may be amended and/or supplemented prior to the time of sale. The information in this File supersedes any contrary information contained in any prior File relating to the subject securities and will be superseded by any contrary information contained in any subsequent File prior to the time of sale.

Methodologies used in deriving certain information contained in this File are more fully described elsewhere in the preliminary prospectus. The information in this File should not be viewed as projections, forecasts, predictions or opinions with respect to value.

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ANNEX A-1

								Number of	Property	Property		Year		Unit of
Loan #	Seller(1)	Property Name	Street Address	City	State	Zip Code	County	Properties	Type	Subtype	Year Built	Renovated	Units(2)	Measure
1	JPMCB	32 Avenue of the Americas	32 Avenue of the Americas	New York	NY	10013	New York	1	Office	Data Center	1932	2002	1,163,051	Square Feet
2	JPMCB	7700 Parmer	7700 West Parmer Lane	Austin	TX	78729	Williamson	1	Office	Suburban	1998-2000		911,579	Square Feet
3	SMF II	Heinz 57 Center	339-357 6th Avenue	Pittsburgh	PA	15222	Allegheny	1	Office	CBD	1913	1999	699,610	Square Feet
4	JPMCB	Highland Landmark V	3005 Highland Parkway	Downers Grove	IL	60515	DuPage	1	Office	Suburban	2008		251,229	Square Feet
5	JPMCB	The 9	2017 & 2123 East 9th Street	Cleveland	OH	44115	Cuyahoga	1	Mixed Use	Hotel/Multifamily/Parking	1971, 1972	2014	Various	Various
5.01	JPMCB	The Metropolitan Hotel	2017 East 9th Street	Cleveland	OH	44115	Cuyahoga		Hotel	Full Service	1971	2014	156	Rooms
5.02	JPMCB	Concierge Living at the Nine	2017 East 9th Street	Cleveland	OH	44115	Cuyahoga		Multifamily	High-Rise	1971	2014	104	Units
5.03	JPMCB	Tower Parking Garage	2123 East 9th Street	Cleveland	OH	44115	Cuyahoga		Other	Parking	1972	2014	263,589	Square Feet
6	JPMCB	Holiday Inn Baltimore Inner Harbor	301 West Lombard Street	Baltimore	MD	21201	Baltimore City	1	Hotel	Full Service	1964	2013	365	Rooms
7	JPMCB	First National Building	660 Woodward Avenue	Detroit	MI	48226	Wayne	1	Office	CBD	1921	2013	840,436	Square Feet
8	JPMCB	Knollwood Apartments	1651 Knollwood Drive	Mobile	AL	36609	Mobile	1	Multifamily	Garden	1978	1983	704	Units
9	JPMCB	DoubleTree Tulsa Warren Place	6110 South Yale Avenue	Tulsa	OK	74136	Tulsa	1	Hotel	Full Service	1985	2012	370	Rooms
10	JPMCB	DoubleTree Anaheim - Orange County	100 The City Drive South	Orange	CA	92868	Orange	1	Hotel	Full Service	1984	2015	461	Rooms
11	Barclays	Tri-County Towne Center	11711 Princeton Pike	Springdale	OH	45246	Hamilton	1	Retail	Anchored	1962, 1968, 1969, 1970, 1972, 1986, 1988, 1994, 2000, 2015		207,430	Square Feet
12	RCMC	2610 Wycliff Road	2610 Wycliff Road	Raleigh	NC	27607	Wake	1	Office	Suburban	1970	2013	174,214	Square Feet
13	SMF II	Franklin Ridge - 9910 Building	9910 Franklin Square Drive	Nottingham	MD	21236	Baltimore	1	Office	Suburban	2005		56,271	Square Feet
14	SMF II	Franklin Ridge - 9920 Building	9920 Franklin Square Drive	Nottingham	MD	21236	Baltimore	1	Office	Suburban	2005		43,516	Square Feet
15	SMF II	Franklin Ridge - 9900 Building	9900 Franklin Square Drive	Nottingham	MD	21236	Baltimore	1	Office	Suburban	1999		34,082	Square Feet
16	RCMC	Manhattan Beach Medical Office	400 South Sepulveda Boulevard	Manhattan Beach	CA	90266	Los Angeles	1	Office	Medical	1986	2015	39,481	Square Feet
17	JPMCB	Novant Portfolio	Various	Various	NC	Various	Various	5	Various	Various	Various	Various	275,931	Square Feet
17.01	JPMCB	4020 Kilpatrick Street	4020 Kilpatrick Street	Winston Salem	NC	27104	Forsyth	1	Office	Suburban	1973	2009	44,582	Square Feet
17.02	JPMCB	17220 Northcross Drive	17220 Northcross Drive	Huntersville	NC	28078	Mecklenburg	1	Office	Medical	2009		26,166	Square Feet
17.03	JPMCB	480 West Hanes Mill Road	480 West Hanes Mill Road	Winston Salem	NC	27105	Forsyth	1	Office	Suburban	1985	2008	65,519	Square Feet
17.04	JPMCB	171 Enterprise Way	171 Enterprise Way	Mocksville	NC	27028	Davie	1	Industrial	Warehouse/Distribution	2007		129,600	Square Feet
17.05	JPMCB	140 Club Oaks Court	140 Club Oaks Court	Winston Salem	NC	27104	Forsyth	1	Office	Suburban	1997	2009	10,064	Square Feet
18	Barclays	Wellington Center	13525, 13555 & 13575 Wellington Center Circle	Gainesville	VA	20155	Prince William	1	Industrial	Flex	2008		133,064	Square Feet
19	Barclays	Chattanooga & Greeley Retail Portfolio	Various	Various	Various	Various	Various	2	Retail	Various	Various		219,986	Square Feet
19.01	Barclays	Chattanooga Retail Center	5929 & 5953 Highway 153	Hixson	TN	37343	Hamilton	1	Retail	Anchored	2010-2011		131,578	Square Feet
19.02	Barclays	Greeley Retail Center	4224 Centerplace Drive	Greeley	CO	80634	Weld	1	Retail	Single Tenant	2003		88,408	Square Feet
20	JPMCB	500 Gregson	500 Gregson Drive	Cary	NC	27511	Wake	1	Office	Suburban	1987	2010	105,849	Square Feet
21	JPMCB	La Fontenay Apartments	175 La Fontenay Drive	Louisville	KY	40223	Jefferson	1	Multifamily	Garden	1974		248	Units
22	SMF II	East Park Plaza	200 North 66th Street	Lincoln	NE	68505	Lancaster	1	Retail	Anchored	1979, 1981, 1997		214,829	Square Feet
23	Barclays	Tri State Crossing	294 County Road 120 South	South Point	OH	45680	Lawrence	1	Retail	Anchored	1995		159,357	Square Feet
24	SMF II	Tops Plaza	5175 Broadway	Depew	NY	14043	Erie	1	Retail	Anchored	1980	1996	148,085	Square Feet
25	JPMCB	Courtyard by Marriott McDonough	115 Mill Road	McDonough	GA	30253	Henry	1	Hotel	Select Service	2010		102	Rooms
26	Barclays	4926 Southridge Boulevard	4926 Southridge Boulevard	Memphis	TN	38141	Shelby	1	Industrial	Warehouse	1995-1999		640,000	Square Feet
27	JPMCB	Marketplace at Augusta - Townsend	9 Marketplace Drive	Augusta	ME	04330	Kennebec	1	Retail	Anchored	1995		110,156	Square Feet
28	SMF II	Tidewater Cove	5701-5721 Southeast Columbia Way	Vancouver	WA	98661	Clark	1	Office	Suburban	2004		57,339	Square Feet
29	SMF II	Rochester & Auburn Shoppes	3014-3088 South Rochester Road & 63-87 West Auburn Road	Rochester Hills	MI	48307	Oakland	1	Retail	Unanchored	2015		27,595	Square Feet
30	SMF II	Hampton Inn College Park	9670 Baltimore Avenue	College Park	MD	20740	Prince Georges	1	Hotel	Limited Service	2000	2012	80	Rooms
31	Barclays	Sunnyslope Shopping Center	4555 Liberty Road South	Salem	OR	97302	Marion	1	Retail	Anchored	1981, 1982, 2011		93,678	Square Feet
32	SMF II	Fairfield Inn & Suites Smithfield	809 Venture Drive	Smithfield	NC	27577	Johnston	1	Hotel	Limited Service	2013		89	Rooms
33	JPMCB	Behringer Net Lease Portfolio	Various	Various	Various	Various	Various	3	Retail	Freestanding	Various		93,194	Square Feet
33.01	JPMCB	Hobby Lobby - Jasper	680 Highway 78 East	Jasper	AL	35501	Walker	1	Retail	Freestanding	2014		55,000	Square Feet
33.02	JPMCB	Tractor Supply Co. - Sidney	302 East Holly Street	Sidney	MT	59270	Richland	1	Retail	Freestanding	2013		19,097	Square Feet
33.03	JPMCB	Tractor Supply Co. - Atoka	1981 South Mississippi Avenue	Atoka	OK	74525	Atoka	1	Retail	Freestanding	2015		19,097	Square Feet
34	Barclays	Hampton Pointe	12830 Prairie Avenue	Hawthorne	CA	90250	Los Angeles	1	Multifamily	Garden	1974		91	Units
35	JPMCB	8800 Melrose - John Varvatos Building	8800 Melrose Avenue	West Hollywood	CA	90069	Los Angeles	1	Retail	Freestanding	1941	2012	4,000	Square Feet
36	SMF II	Safeway - Vancouver	13719 Southeast Mill Plain Boulevard	Vancouver	WA	98684	Clark	1	Retail	Anchored	1992	2012	68,164	Square Feet
37	Barclays	Laredo H-E-B Shopping Center	2310 East Saunders Street	Laredo	TX	78041	Webb	1	Retail	Anchored	1980		145,886	Square Feet
38	SMF II	Hyatt Place Houston	300 Ronan Park Place	Houston	TX	77060	Harris	1	Hotel	Limited Service	1997	2008	126	Rooms
39	Barclays	The Meadows Apartments	2637 The Meadows	Montgomery	AL	36116	Montgomery	1	Multifamily	Garden	1972		194	Units
40	JPMCB	Holiday Inn Express & Suites Indianapolis East	7035 Western Select Drive	Indianapolis	IN	46219	Marion	1	Hotel	Limited Service	2000	2009	90	Rooms
41	SMF II	Gainesville Shopping Center	900 East Highway 82	Gainesville	TX	76240	Cooke	1	Retail	Anchored	1977		106,571	Square Feet
42	Barclays	Capital Plaza	11845 Retail Drive	Wake Forest	NC	27587	Wake	1	Retail	Anchored	2004		46,793	Square Feet
43	SMF II	Holiday Inn Express & Suites West Coxsackie	12740 Route 9 West	West Coxsackie	NY	12192	Greene	1	Hotel	Limited Service	2010	2015	66	Rooms
44	Barclays	Manor Pointe	12129 Manor Drive	Hawthorne	CA	90250	Los Angeles	1	Multifamily	Garden	1964		58	Units
45	Barclays	Bay Pointe (Gulf)	508 Gulf Avenue	Wilmington	CA	90744	Los Angeles	1	Multifamily	Garden	1986		40	Units
46	Barclays	Burbank Pointe	12254 Burbank Boulevard	Valley Village	CA	91607	Los Angeles	1	Multifamily	Garden	1958		30	Units
47	Barclays	Windrush	9288 Olive Street & 9193 Pepper Avenue	Fontana	CA	92335	San Bernardino	1	Multifamily	Garden	1979		50	Units
48	Barclays	Rose Pointe (Orizaba)	6640 Orizaba Avenue	Long Beach	CA	90805	Los Angeles	1	Multifamily	Garden	1988		32	Units
49	Barclays	Casa Luna	8155 Langdon Avenue	Van Nuys	CA	91406	Los Angeles	1	Multifamily	Garden	1975		37	Units
50	SMF II	University Terrace	11325 University Boulevard	Orlando	FL	32817	Orange	1	Retail	Unanchored	2008		7,427	Square Feet
51	Barclays	Shadow Brooks	12036 Hart Street	North Hollywood	CA	91605	Los Angeles	1	Multifamily	Garden	1987		20	Units

A-1-1

ANNEX A-1

									Original		Current						Net
				Occupancy	Appraised	Appraisal	Current	Original	Balance	Current	Balance	% of Initial	Crossed	Related	Interest	Admin.	Mortgage
Loan #	Seller(1)	Property Name	Occupancy %(3)	Date	Value ($)(4)	Date	LTV %(4)	Balance ($)(5)(6)	per Unit ($)(2)	Balance ($)(5)(6)	per Unit ($)(2)	Pool Balance	Loan	Borrower(7)	Rate %(8)	Fee %(8)	Rate %(8)	Accrual Type
1	JPMCB	32 Avenue of the Americas	99.6%	08/12/15	770,000,000	08/04/15	55.2%	100,000,000	365	100,000,000	365	12.5%	No	No	4.83200	0.01725	4.81475	Actual/360
2	JPMCB	7700 Parmer	94.0%	12/01/15	272,250,000	11/30/15	65.0%	75,000,000	194	75,000,000	194	9.4%	No	No	4.59300	0.02225	4.57075	Actual/360
3	SMF II	Heinz 57 Center	95.6%	11/16/15	110,600,000	10/20/15	68.7%	50,000,000	109	50,000,000	109	6.3%	No	No	4.99000	0.05725	4.93275	Actual/360
4	JPMCB	Highland Landmark V	100.0%	08/01/15	73,200,000	09/21/15	63.6%	46,540,000	185	46,540,000	185	5.8%	No	No	4.45100	0.01725	4.43375	Actual/360
5	JPMCB	The 9	80.1%	09/30/15	115,450,000	06/24/15	66.7%	40,000,000	Various	40,000,000	Various	5.0%	No	No	4.93100	0.04725	4.88375	Actual/360
5.01	JPMCB	The Metropolitan Hotel	66.6%	09/30/15	58,600,000	06/24/15
5.02	JPMCB	Concierge Living at the Nine	100.0%	09/30/15	39,600,000	06/24/15
5.03	JPMCB	Tower Parking Garage	NAP	09/30/15	17,250,000	06/24/15
6	JPMCB	Holiday Inn Baltimore Inner Harbor	63.1%	10/31/15	61,200,000	08/19/15	64.5%	39,500,000	108,219	39,500,000	108,219	4.9%	No	No	4.92600	0.01725	4.90875	Actual/360
7	JPMCB	First National Building	92.0%	07/28/15	106,000,000	08/28/15	66.0%	30,000,000	83	30,000,000	83	3.8%	No	No	4.77400	0.06475	4.70925	Actual/360
8	JPMCB	Knollwood Apartments	93.2%	08/25/15	33,500,000	08/26/15	74.8%	25,046,000	35,577	25,046,000	35,577	3.1%	No	Yes - Group 1	4.44500	0.01725	4.42775	Actual/360
9	JPMCB	DoubleTree Tulsa Warren Place	64.4%	09/30/15	34,200,000	10/01/15	58.5%	20,000,000	54,054	20,000,000	54,054	2.5%	No	No	5.07000	0.01725	5.05275	Actual/360
10	JPMCB	DoubleTree Anaheim - Orange County	79.8%	08/31/15	83,800,000	09/09/15	59.6%	20,000,000	108,460	19,973,901	108,318	2.5%	No	No	4.55000	0.01725	4.53275	Actual/360
11	Barclays	Tri-County Towne Center	90.2%	08/04/15	25,900,000	08/13/15	72.4%	18,750,000	90	18,750,000	90	2.3%	No	No	4.55200	0.01725	4.53475	Actual/360
12	RCMC	2610 Wycliff Road	89.7%	11/24/15	24,500,000	11/06/15	74.5%	18,250,000	105	18,250,000	105	2.3%	No	Yes - Group 2	4.77000	0.01725	4.75275	Actual/360
13	SMF II	Franklin Ridge - 9910 Building	100.0%	08/19/15	10,460,000	10/13/15	74.5%	7,800,000	136	7,800,000	136	1.0%	Group A	Yes - Group 5	4.82000	0.01725	4.80275	Actual/360
14	SMF II	Franklin Ridge - 9920 Building	100.0%	08/19/15	7,750,000	10/13/15	74.5%	5,800,000	136	5,800,000	136	0.7%	Group A	Yes - Group 5	4.82000	0.01725	4.80275	Actual/360
15	SMF II	Franklin Ridge - 9900 Building	100.0%	08/19/15	6,210,000	10/13/15	74.5%	4,600,000	136	4,600,000	136	0.6%	Group A	Yes - Group 5	4.82000	0.01725	4.80275	Actual/360
16	RCMC	Manhattan Beach Medical Office	100.0%	10/01/15	24,000,000	10/12/15	72.9%	17,500,000	443	17,500,000	443	2.2%	No	No	4.76000	0.01725	4.74275	Actual/360
17	JPMCB	Novant Portfolio	100.0%	12/01/15	26,550,000	Various	64.6%	17,150,000	62	17,150,000	62	2.1%	No	No	5.68800	0.01725	5.67075	Actual/360
17.01	JPMCB	4020 Kilpatrick Street	100.0%	12/01/15	6,075,000	10/05/15		4,302,488		4,302,488		0.5%
17.02	JPMCB	17220 Northcross Drive	100.0%	12/01/15	7,150,000	10/02/15		4,249,761		4,249,761		0.5%
17.03	JPMCB	480 West Hanes Mill Road	100.0%	12/01/15	6,600,000	10/05/15		4,159,543		4,159,543		0.5%
17.04	JPMCB	171 Enterprise Way	100.0%	12/01/15	5,250,000	10/02/15		3,462,526		3,462,526		0.4%
17.05	JPMCB	140 Club Oaks Court	100.0%	12/01/15	1,475,000	10/05/15		975,683		975,683		0.1%
18	Barclays	Wellington Center	89.3%	10/01/15	22,200,000	09/02/15	75.0%	16,650,000	125	16,650,000	125	2.1%	No	No	4.68000	0.03725	4.64275	Actual/360
19	Barclays	Chattanooga & Greeley Retail Portfolio	100.0%	Various	24,200,000	Various	58.8%	14,236,800	65	14,236,800	65	1.8%	No	No	4.50300	0.01725	4.48575	Actual/360
19.01	Barclays	Chattanooga Retail Center	100.0%	11/10/15	13,700,000	10/13/15		7,936,800		7,936,800		1.0%
19.02	Barclays	Greeley Retail Center	100.0%	12/06/15	10,500,000	09/18/15		6,300,000		6,300,000		0.8%
20	JPMCB	500 Gregson	97.6%	08/31/15	17,400,000	10/01/15	74.7%	13,000,000	123	13,000,000	123	1.6%	No	Yes - Group 2	4.49000	0.06725	4.42275	Actual/360
21	JPMCB	La Fontenay Apartments	95.6%	08/25/15	18,800,000	08/27/15	66.8%	12,555,000	50,625	12,555,000	50,625	1.6%	No	Yes - Group 1	4.34500	0.01725	4.32775	Actual/360
22	SMF II	East Park Plaza	83.9%	11/06/15	17,080,000	10/22/15	72.0%	12,300,000	57	12,300,000	57	1.5%	No	Yes - Group 4	4.90700	0.01725	4.88975	Actual/360
23	Barclays	Tri State Crossing	98.5%	10/14/15	16,350,000	08/15/15	71.6%	11,700,000	73	11,700,000	73	1.5%	No	No	4.94800	0.01725	4.93075	Actual/360
24	SMF II	Tops Plaza	91.3%	10/31/15	17,750,000	11/03/15	65.2%	11,580,000	78	11,580,000	78	1.4%	No	Yes - Group 4	4.79100	0.01725	4.77375	Actual/360
25	JPMCB	Courtyard by Marriott McDonough	75.7%	10/31/15	15,800,000	10/02/15	65.8%	10,400,000	101,961	10,400,000	101,961	1.3%	No	No	4.84000	0.01725	4.82275	Actual/360
26	Barclays	4926 Southridge Boulevard	100.0%	12/06/15	18,800,000	10/05/15	54.8%	10,300,000	16	10,300,000	16	1.3%	No	No	4.63100	0.01725	4.61375	Actual/360
27	JPMCB	Marketplace at Augusta - Townsend	92.1%	08/31/15	13,850,000	09/04/15	70.4%	9,770,000	89	9,745,545	88	1.2%	No	No	4.52000	0.05725	4.46275	Actual/360
28	SMF II	Tidewater Cove	100.0%	10/01/15	14,500,000	10/05/15	65.5%	9,500,000	166	9,500,000	166	1.2%	No	Yes - Group 6	4.68000	0.01725	4.66275	Actual/360
29	SMF II	Rochester & Auburn Shoppes	100.0%	11/13/15	12,500,000	08/27/15	75.0%	9,375,000	340	9,375,000	340	1.2%	No	No	4.96000	0.01725	4.94275	Actual/360
30	SMF II	Hampton Inn College Park	79.5%	09/30/15	11,800,000	10/09/15	69.9%	8,250,000	103,125	8,250,000	103,125	1.0%	No	No	4.84000	0.01725	4.82275	Actual/360
31	Barclays	Sunnyslope Shopping Center	93.6%	11/10/15	11,900,000	09/01/15	67.2%	8,000,000	85	8,000,000	85	1.0%	No	No	4.92000	0.06475	4.85525	Actual/360
32	SMF II	Fairfield Inn & Suites Smithfield	69.6%	09/30/15	11,200,000	10/05/15	69.6%	7,800,000	87,640	7,800,000	87,640	1.0%	No	No	4.94500	0.01725	4.92775	Actual/360
33	JPMCB	Behringer Net Lease Portfolio	100.0%	12/01/15	13,290,000	Various	58.6%	7,785,000	84	7,785,000	84	1.0%	No	No	4.69700	0.01725	4.67975	Actual/360
33.01	JPMCB	Hobby Lobby - Jasper	100.0%	12/01/15	6,200,000	11/16/15		3,631,825		3,631,825		0.5%
33.02	JPMCB	Tractor Supply Co. - Sidney	100.0%	12/01/15	3,590,000	09/14/15		2,102,950		2,102,950		0.3%
33.03	JPMCB	Tractor Supply Co. - Atoka	100.0%	12/01/15	3,500,000	08/21/15		2,050,225		2,050,225		0.3%
34	Barclays	Hampton Pointe	98.9%	10/01/15	11,360,000	06/10/15	68.1%	7,750,000	85,165	7,731,086	84,957	1.0%	No	Yes - Group 3	4.64500	0.01725	4.62775	Actual/360
35	JPMCB	8800 Melrose - John Varvatos Building	100.0%	12/01/15	13,370,000	11/07/15	56.1%	7,500,000	1,875	7,500,000	1,875	0.9%	No	No	4.70400	0.01725	4.68675	Actual/360
36	SMF II	Safeway - Vancouver	100.0%	12/06/15	11,600,000	09/18/15	64.7%	7,500,000	110	7,500,000	110	0.9%	No	Yes - Group 6	4.82400	0.01725	4.80675	Actual/360
37	Barclays	Laredo H-E-B Shopping Center	98.0%	11/01/15	9,800,000	10/19/15	73.4%	7,200,000	49	7,191,486	49	0.9%	No	No	5.08600	0.06475	5.02125	Actual/360
38	SMF II	Hyatt Place Houston	74.7%	09/30/15	12,000,000	08/01/15	55.0%	6,600,000	52,381	6,600,000	52,381	0.8%	No	No	5.64500	0.05725	5.58775	Actual/360
39	Barclays	The Meadows Apartments	94.3%	09/30/15	8,800,000	09/22/15	74.4%	6,547,500	33,750	6,547,500	33,750	0.8%	No	No	4.73600	0.01725	4.71875	Actual/360
40	JPMCB	Holiday Inn Express & Suites Indianapolis East	71.6%	09/30/15	10,000,000	08/01/15	65.0%	6,500,000	72,222	6,500,000	72,222	0.8%	No	No	4.88900	0.01725	4.87175	Actual/360
41	SMF II	Gainesville Shopping Center	100.0%	11/11/15	7,750,000	10/15/15	73.5%	5,700,000	53	5,700,000	53	0.7%	No	No	4.92500	0.01725	4.90775	Actual/360
42	Barclays	Capital Plaza	100.0%	07/31/15	8,190,000	08/12/15	65.0%	5,325,000	114	5,325,000	114	0.7%	No	No	4.00000	0.01725	3.98275	Actual/360
43	SMF II	Holiday Inn Express & Suites West Coxsackie	65.6%	09/30/15	8,700,000	09/01/15	59.7%	5,200,000	78,788	5,191,071	78,653	0.6%	No	No	4.85000	0.01725	4.83275	Actual/360
44	Barclays	Manor Pointe	94.8%	10/13/15	6,690,000	06/10/15	73.4%	4,925,000	84,914	4,912,980	84,707	0.6%	No	No	4.64500	0.01725	4.62775	Actual/360
45	Barclays	Bay Pointe (Gulf)	97.5%	10/15/15	4,950,000	06/10/15	68.3%	3,390,000	84,750	3,381,727	84,543	0.4%	No	Yes - Group 3	4.64500	0.01725	4.62775	Actual/360
46	Barclays	Burbank Pointe	100.0%	09/30/15	5,275,000	06/17/15	63.9%	3,380,000	112,667	3,371,751	112,392	0.4%	No	Yes - Group 3	4.64500	0.01725	4.62775	Actual/360
47	Barclays	Windrush	98.0%	09/20/15	4,675,000	06/10/15	70.1%	3,285,000	65,700	3,276,983	65,540	0.4%	No	Yes - Group 3	4.64500	0.01725	4.62775	Actual/360
48	Barclays	Rose Pointe (Orizaba)	93.8%	09/20/15	5,450,000	06/10/15	51.8%	2,830,000	88,438	2,823,093	88,222	0.4%	No	Yes - Group 3	4.64500	0.01725	4.62775	Actual/360
49	Barclays	Casa Luna	100.0%	09/30/15	3,825,000	06/17/15	69.2%	2,655,000	71,757	2,648,520	71,582	0.3%	No	Yes - Group 3	4.64500	0.01725	4.62775	Actual/360
50	SMF II	University Terrace	100.0%	07/15/15	3,400,000	10/01/15	67.5%	2,295,000	309	2,295,000	309	0.3%	No	No	4.79500	0.01725	4.77775	Actual/360
51	Barclays	Shadow Brooks	100.0%	09/30/15	2,525,000	06/17/15	64.8%	1,640,000	82,000	1,635,998	81,800	0.2%	No	Yes - Group 3	4.64500	0.01725	4.62775	Actual/360

A-1-2

ANNEX A-1

			Monthly Debt	Annual Debt		First	Partial IO	Partial IO Loan	Rem.	Rem.			Payment	Grace Period	Grace Period			Final	Maturity/ARD
Loan #	Seller(1)	Property Name	Service ($)(9)(10)	Service ($)(10)	Note Date	Payment Date	Last IO Payment	First P&I Payment	Term	Amort	I/O Period	Seasoning	Due Date	(Late Payment)	(Default)	Maturity Date(11)	ARD Loan(11)	Mat Date(11)	Balance ($)(5)
1	JPMCB	32 Avenue of the Americas	409,377.78	4,912,533.33	10/05/15	12/01/15			119	0	120	1	1	0	0	11/01/25	No		100,000,000
2	JPMCB	7700 Parmer	291,846.88	3,502,162.50	11/30/15	01/01/16			120	0	120	0	1	0	0	12/01/25	No		75,000,000
3	SMF II	Heinz 57 Center	268,105.32	3,217,263.84	11/17/15	01/06/16			120	360	0	0	6	0	0	12/06/25	No		41,099,161
4	JPMCB	Highland Landmark V	175,501.69	2,106,020.32	10/15/15	12/01/15			59	0	60	1	1	0	0	11/01/20	No		46,540,000
5	JPMCB	The 9	232,230.79	2,786,769.48	11/23/15	01/01/16	12/01/19	01/01/20	120	300	48	0	1	0	0	12/01/25	No		34,518,863
5.01	JPMCB	The Metropolitan Hotel
5.02	JPMCB	Concierge Living at the Nine
5.03	JPMCB	Tower Parking Garage
6	JPMCB	Holiday Inn Baltimore Inner Harbor	210,261.73	2,523,140.76	11/24/15	01/01/16			84	360	0	0	1	0	0	12/01/22	No		34,912,374
7	JPMCB	First National Building	156,928.48	1,883,141.76	09/10/15	11/01/15	10/01/17	11/01/17	58	360	24	2	1	0	0	10/01/20	No		28,615,164
8	JPMCB	Knollwood Apartments	126,087.22	1,513,046.64	10/06/15	12/01/15	11/01/20	12/01/20	119	360	60	1	1	0	5 (Twice per year)	11/01/25	No		22,897,850
9	JPMCB	DoubleTree Tulsa Warren Place	108,221.57	1,298,658.84	11/12/15	01/01/16			60	360	0	0	1	0	0	12/01/20	No		18,467,201
10	JPMCB	DoubleTree Anaheim - Orange County	101,932.10	1,223,185.20	10/20/15	12/01/15			119	359	0	1	1	0	2 (Once per year)	11/01/25	No		16,198,377
11	Barclays	Tri-County Towne Center	95,583.70	1,147,004.40	09/25/15	11/06/15	10/06/18	11/06/18	118	360	36	2	6	0	0	10/06/25	No		16,433,213
12	RCMC	2610 Wycliff Road	95,420.77	1,145,049.24	12/02/15	01/05/16	12/05/20	01/05/21	120	360	60	0	5	0	0	12/05/25	No		16,771,258
13	SMF II	Franklin Ridge - 9910 Building	41,018.24	492,218.88	11/09/15	01/06/16	12/06/16	01/06/17	120	360	12	0	6	0	0	12/06/25	No		6,550,103
14	SMF II	Franklin Ridge - 9920 Building	30,500.75	366,009.00	11/09/15	01/06/16	12/06/16	01/06/17	120	360	12	0	6	0	0	12/06/25	No		4,870,589
15	SMF II	Franklin Ridge - 9900 Building	24,190.25	290,283.00	11/09/15	01/06/16	12/06/16	01/06/17	120	360	12	0	6	0	0	12/06/25	No		3,862,881
16	RCMC	Manhattan Beach Medical Office	91,393.80	1,096,725.60	11/13/15	01/05/16	12/05/20	01/05/21	120	360	60	0	5	0	0	12/05/25	No		16,079,526
17	JPMCB	Novant Portfolio	99,408.29	1,192,899.48	11/17/15	01/01/16			60	360	0	0	1	0	0	12/01/20	No		15,977,791
17.01	JPMCB	4020 Kilpatrick Street																	4,008,411
17.02	JPMCB	17220 Northcross Drive																	3,959,288
17.03	JPMCB	480 West Hanes Mill Road																	3,875,237
17.04	JPMCB	171 Enterprise Way																	3,225,861
17.05	JPMCB	140 Club Oaks Court																	908,994
18	Barclays	Wellington Center	86,153.16	1,033,837.92	11/06/15	12/06/15	11/06/17	12/06/17	119	360	24	1	6	0	0	11/06/25	No		14,287,437
19	Barclays	Chattanooga & Greeley Retail Portfolio	72,161.15	865,933.80	11/05/15	12/06/15	11/06/18	12/06/18	119	360	36	1	6	0	0	11/06/25	No		12,463,093
19.01	Barclays	Chattanooga Retail Center																	6,947,985
19.02	Barclays	Greeley Retail Center																	5,515,108
20	JPMCB	500 Gregson	69,308.49	831,701.88	10/21/15	12/01/15	11/01/20	12/01/20	119	324	60	1	1	0	0	11/01/25	No		11,657,159
21	JPMCB	La Fontenay Apartments	46,217.22	554,606.66	10/06/15	12/01/15			119	0	120	1	1	0	5 (Twice per year)	11/01/25	No		12,555,000
22	SMF II	East Park Plaza	65,331.73	783,980.76	11/12/15	01/06/16	12/06/20	01/06/21	120	360	60	0	6	0	0	12/06/25	No		11,327,265
23	Barclays	Tri State Crossing	62,436.83	749,241.96	10/30/15	12/06/15	11/06/18	12/06/18	119	360	36	1	6	0	0	11/06/25	No		10,345,507
24	SMF II	Tops Plaza	60,693.27	728,319.24	11/19/15	01/06/16	12/06/20	01/06/21	120	360	60	0	6	0	0	12/06/25	No		10,645,178
25	JPMCB	Courtyard by Marriott McDonough	54,816.93	657,803.16	11/19/15	01/01/16			120	360	0	0	1	0	0	12/01/25	No		8,506,427
26	Barclays	4926 Southridge Boulevard	52,993.36	635,920.32	11/10/15	01/06/16			60	360	0	0	6	0	0	12/06/20	No		9,446,384
27	JPMCB	Marketplace at Augusta - Townsend	49,619.32	595,431.84	10/01/15	11/01/15			118	358	0	2	1	5	0	10/01/25	No		7,905,304
28	SMF II	Tidewater Cove	49,156.46	589,877.52	10/30/15	12/06/15	05/06/17	06/06/17	119	360	18	1	6	0	0	11/06/25	No		8,052,093
29	SMF II	Rochester & Auburn Shoppes	50,098.09	601,177.08	11/20/15	01/06/16	12/06/16	01/06/17	120	360	12	0	6	0	0	12/06/25	No		7,905,039
30	SMF II	Hampton Inn College Park	43,484.58	521,814.96	11/19/15	01/06/16			120	360	0	0	6	0	0	12/06/25	No		6,747,887
31	Barclays	Sunnyslope Shopping Center	42,555.44	510,665.28	11/10/15	12/06/15	11/06/20	12/06/20	119	360	60	1	6	0	0	11/06/25	No		7,368,620
32	SMF II	Fairfield Inn & Suites Smithfield	41,610.29	499,323.48	11/18/15	01/06/16			120	360	0	0	6	0	0	12/06/25	No		6,402,010
33	JPMCB	Behringer Net Lease Portfolio	40,361.92	484,343.04	11/25/15	01/01/16	12/01/20	01/01/21	120	360	60	0	1	0	0	12/01/25	Yes	01/01/29	7,146,055
33.01	JPMCB	Hobby Lobby - Jasper																	3,333,747
33.02	JPMCB	Tractor Supply Co. - Sidney																	1,930,353
33.03	JPMCB	Tractor Supply Co. - Atoka																	1,881,955
34	Barclays	Hampton Pointe	39,938.63	479,263.56	09/11/15	11/06/15			118	358	0	2	6	0	0	10/06/25	No		6,297,650
35	JPMCB	8800 Melrose - John Varvatos Building	29,890.00	358,680.00	11/23/15	01/01/16			60	0	60	0	1	0	0	12/01/20	No		7,500,000
36	SMF II	Safeway - Vancouver	39,458.78	473,505.36	11/10/15	01/06/16	12/06/16	01/06/17	120	360	12	0	6	0	0	12/06/25	No		6,298,918
37	Barclays	Laredo H-E-B Shopping Center	39,030.47	468,365.64	11/06/15	12/06/15			119	359	0	1	6	0	0	11/06/25	No		5,936,437
38	SMF II	Hyatt Place Houston	38,076.70	456,920.40	11/12/15	01/06/16			60	360	0	0	6	0	0	12/06/20	No		6,145,201
39	Barclays	The Meadows Apartments	34,099.63	409,195.56	10/28/15	12/06/15	11/06/17	12/06/17	119	360	24	1	6	0	0	11/06/25	No		5,626,669
40	JPMCB	Holiday Inn Express & Suites Indianapolis East	34,453.79	413,445.48	11/25/15	01/01/16			120	360	0	0	1	0	0	12/01/25	No		5,325,163
41	SMF II	Gainesville Shopping Center	30,338.10	364,057.20	11/13/15	01/06/16			120	360	0	0	6	0	0	12/06/25	No		4,675,311
42	Barclays	Capital Plaza	18,045.83	216,549.96	09/23/15	11/06/15			58	0	60	2	6	0	0	10/06/20	No		5,325,000
43	SMF II	Holiday Inn Express & Suites West Coxsackie	29,945.97	359,351.64	10/26/15	12/06/15			119	299	0	1	6	0	0	11/06/25	No		3,866,851
44	Barclays	Manor Pointe	25,380.36	304,564.32	09/11/15	11/06/15			118	358	0	2	6	0	0	10/06/25	No		4,002,054
45	Barclays	Bay Pointe (Gulf)	17,469.93	209,639.16	09/11/15	11/06/15			118	358	0	2	6	0	0	10/06/25	No		2,754,714
46	Barclays	Burbank Pointe	17,418.40	209,020.80	09/11/15	11/06/15			118	358	0	2	6	0	0	10/06/25	No		2,746,587
47	Barclays	Windrush	16,928.83	203,145.96	09/11/15	11/06/15			118	358	0	2	6	0	0	10/06/25	No		2,669,390
48	Barclays	Rose Pointe (Orizaba)	14,584.04	175,008.48	09/11/15	11/06/15			118	358	0	2	6	0	0	10/06/25	No		2,299,658
49	Barclays	Casa Luna	13,682.20	164,186.40	09/11/15	11/06/15			118	358	0	2	6	0	0	10/06/25	No		2,157,453
50	SMF II	University Terrace	12,034.13	144,409.56	11/17/15	01/06/16	12/06/19	01/06/20	120	360	48	0	6	0	0	12/06/25	No		2,067,458
51	Barclays	Shadow Brooks	8,451.53	101,418.36	09/11/15	11/06/15			118	358	0	2	6	0	0	10/06/25	No		1,332,664

A-1-3

ANNEX A-1

					HISTORICAL FINANCIALS(13)

			Maturity	Prepayment	2012	2012	2012	2013	2013	2013	2014	2014	2014	Most Recent	Most Recent	Most Recent
Loan #	Seller(1)	Property Name	LTV %(4)	Provision (Payments)(12)	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)	As of
1	JPMCB	32 Avenue of the Americas	55.2%	L(25),Grtr1%orYM(90),O(5)	58,397,449	20,208,538	38,188,911	63,975,291	21,551,233	42,424,058	61,348,373	21,720,013	39,628,360	62,077,026	21,472,061	40,604,965	06/30/15
2	JPMCB	7700 Parmer	65.0%	L(25),Grtr1%orYM(92),O(3)				19,000,264	8,279,224	10,721,040	22,848,182	8,586,688	14,261,495	16,770,056	9,202,516	7,567,540	06/30/15
3	SMF II	Heinz 57 Center	56.5%	L(24),Def(92),O(4)	11,544,790	4,448,690	7,096,100	11,658,046	4,577,365	7,080,681	11,547,166	4,372,085	7,175,081	11,701,993	4,447,147	7,254,846	09/30/15
4	JPMCB	Highland Landmark V	63.6%	L(25),Def(32),O(3)	7,301,873	2,618,014	4,683,859	7,361,010	2,643,593	4,717,416	7,642,009	2,703,228	4,938,781	7,753,642	2,665,980	5,087,662	08/31/15
5	JPMCB	The 9	57.6%	L(25),Grtr1%orYM(92),O(3)										25,909,140	19,612,996	6,296,143	09/30/15
5.01	JPMCB	The Metropolitan Hotel												20,441,563	17,216,628	3,224,935	09/30/15
5.02	JPMCB	Concierge Living at the Nine												3,157,697	1,093,317	2,064,380	09/30/15
5.03	JPMCB	Tower Parking Garage												2,309,880	1,303,051	1,006,828	09/30/15
6	JPMCB	Holiday Inn Baltimore Inner Harbor	57.0%	L(25),Grtr1%orYM(55),O(4)	12,813,547	9,511,314	3,302,233	13,650,877	9,812,845	3,838,032	15,037,049	10,460,539	4,576,510	14,172,662	10,031,285	4,141,377	10/31/15
7	JPMCB	First National Building	63.0%	L(25),Grtr1%orYM(31),O(4)	6,370,132	6,656,156	-286,024	12,375,057	8,797,498	3,577,559	16,426,185	9,255,523	7,170,662	16,703,001	9,171,419	7,531,582	05/31/15
8	JPMCB	Knollwood Apartments	68.4%	L(25),Grtr1%orYM(91),O(4)	4,329,936	2,103,414	2,226,522	4,261,875	2,168,136	2,093,739	4,442,336	2,131,727	2,310,609	4,722,572	2,126,362	2,596,210	10/31/15
9	JPMCB	DoubleTree Tulsa Warren Place	54.0%	Grtr1%orYM(36),O(24)	11,550,114	9,809,150	1,740,964	12,489,849	10,349,545	2,140,304	12,554,639	10,094,260	2,460,379	11,898,342	9,759,582	2,138,760	09/30/15
10	JPMCB	DoubleTree Anaheim - Orange County	48.3%	L(25),Grtr1%orYM(92),O(3)	19,373,016	15,866,840	3,506,176	21,523,984	16,783,547	4,740,437	23,423,737	18,221,811	5,201,926	24,548,253	18,874,230	5,674,023	08/31/15
11	Barclays	Tri-County Towne Center	63.4%	L(26),Def(90),O(4)	1,718,226	573,209	1,145,018	1,944,406	880,947	1,063,458	2,202,655	927,833	1,274,821	2,205,669	810,638	1,395,031	07/31/15
12	RCMC	2610 Wycliff Road	68.5%	L(24),Def(92),O(4)				3,077,873	1,153,586	1,924,287	2,274,168	1,076,865	1,197,303	2,554,483	1,086,468	1,468,015	08/31/15
13	SMF II	Franklin Ridge - 9910 Building	62.6%	L(12),Grtr1%orYM(103),O(5)	1,294,820	324,117	970,703	1,346,435	337,196	1,009,239	1,201,396	373,988	827,408	1,270,764	400,846	869,918	07/31/15
14	SMF II	Franklin Ridge - 9920 Building	62.6%	L(12),Grtr1%orYM(103),O(5)	1,045,829	327,919	717,910	1,093,777	341,948	751,829	1,089,892	401,447	688,445	1,082,958	378,506	704,452	07/31/15
15	SMF II	Franklin Ridge - 9900 Building	62.6%	L(12),Grtr1%orYM(103),O(5)	530,255	141,242	389,013	546,306	151,480	394,826	663,268	206,993	456,275	644,703	197,469	447,234	07/31/15
16	RCMC	Manhattan Beach Medical Office	67.0%	L(24),Def(91),O(5)	1,515,186	530,037	985,149	1,530,469	549,860	980,609	1,790,675	584,870	1,205,805	1,542,857	577,867	964,990	08/31/15
17	JPMCB	Novant Portfolio	60.2%	L(25),O(35)	2,904,464	271,558	2,632,906	3,005,253	310,506	2,694,747	3,078,547	323,922	2,754,625	3,125,082	328,128	2,796,954	06/30/15
17.01	JPMCB	4020 Kilpatrick Street			742,461	82,320	660,141	756,122	81,665	674,457	773,679	84,667	689,012	784,524	85,393	699,131	06/30/15
17.02	JPMCB	17220 Northcross Drive			728,062	78,450	649,612	743,666	80,406	663,260	761,896	83,896	678,000	772,128	84,498	687,630	06/30/15
17.03	JPMCB	480 West Hanes Mill Road			700,486	43,347	657,139	751,925	80,692	671,233	769,401	84,036	685,365	780,425	84,664	695,761	06/30/15
17.04	JPMCB	171 Enterprise Way			562,945	46,039	516,906	581,756	48,318	533,438	597,807	50,864	546,943	609,626	53,017	556,609	06/30/15
17.05	JPMCB	140 Club Oaks Court			170,510	21,402	149,108	171,784	19,425	152,359	175,764	20,459	155,305	178,379	20,556	157,823	06/30/15
18	Barclays	Wellington Center	64.4%	L(25),Def(91),O(4)	1,053,778	247,817	805,961	1,224,107	264,391	959,716	1,418,320	256,775	1,161,545	1,615,547	279,371	1,336,176	08/31/15
19	Barclays	Chattanooga & Greeley Retail Portfolio	51.5%	L(24),Grtr1%orYM(92),O(4)	151,633	39,239	112,394	1,109,098	297,024	812,074				1,419,183	248,246	1,170,937
19.01	Barclays	Chattanooga Retail Center			151,633	39,239	112,394	1,109,098	297,024	812,074				1,419,183	248,246	1,170,937	05/31/15
19.02	Barclays	Greeley Retail Center
20	JPMCB	500 Gregson	67.0%	L(25),Grtr1%orYM(89),O(6)	1,491,076	368,385	1,122,691	1,388,767	491,093	897,674	1,516,014	461,241	1,054,773	1,626,692	516,649	1,110,043	08/31/15
21	JPMCB	La Fontenay Apartments	66.8%	L(25),Grtr1%orYM(91),O(4)	2,068,044	894,403	1,173,641	2,140,175	921,142	1,219,033	2,253,564	994,749	1,258,815	2,292,541	994,246	1,298,295	07/31/15
22	SMF II	East Park Plaza	66.3%	L(24),DeforGrtr1%orYM(90),O(6)	1,543,393	456,678	1,086,715	1,545,514	481,740	1,063,774				1,234,661	488,369	746,292	09/30/15
23	Barclays	Tri State Crossing	63.3%	L(25),Def(91),O(4)	1,243,456	223,291	1,020,165	1,168,642	209,999	958,643	1,262,521	231,557	1,030,964	1,291,752	230,672	1,061,080	09/30/15
24	SMF II	Tops Plaza	60.0%	L(24),DeforGrtr1%orYM(90),O(6)				2,149,397	823,065	1,326,332	2,370,779	892,316	1,478,463	2,268,482	915,578	1,352,904	09/30/15
25	JPMCB	Courtyard by Marriott McDonough	53.8%	L(24),Def(93),O(3)	2,206,922	1,537,696	669,226	2,548,754	1,703,601	845,153	3,152,236	2,038,942	1,113,294	3,172,074	2,005,453	1,166,621	10/31/15
26	Barclays	4926 Southridge Boulevard	50.2%	L(24),Def(32),O(4)
27	JPMCB	Marketplace at Augusta - Townsend	57.1%	L(25),Grtr1%orYM(89),O(6)	1,357,319	630,316	727,003	1,599,546	655,175	944,371	1,718,588	795,631	922,957	1,774,624	817,282	957,342	07/31/15
28	SMF II	Tidewater Cove	55.5%	L(25),Def(91),O(4)	1,296,915	502,555	794,360	1,317,794	517,099	800,694	1,410,407	528,900	881,507	1,459,565	538,195	921,371	09/30/15
29	SMF II	Rochester & Auburn Shoppes	63.2%	L(24),Def(91),O(5)
30	SMF II	Hampton Inn College Park	57.2%	L(24),Def(92),O(4)	2,706,874	1,870,461	836,413	2,699,845	1,843,822	856,023	2,881,860	1,968,680	913,180	2,867,526	1,827,522	1,040,004	09/30/15
31	Barclays	Sunnyslope Shopping Center	61.9%	L(25),Def(91),O(4)	1,217,375	345,836	871,538	1,238,774	411,722	827,052	1,147,016	410,203	736,813	1,180,852	408,215	772,637	09/30/15
32	SMF II	Fairfield Inn & Suites Smithfield	57.2%	L(24),Def(92),O(4)							1,831,527	1,045,873	785,654	2,126,777	1,209,738	917,039	09/30/15
33	JPMCB	Behringer Net Lease Portfolio	53.8%	L(25),Grtr1%orYM(93),O(2)
33.01	JPMCB	Hobby Lobby - Jasper
33.02	JPMCB	Tractor Supply Co. - Sidney
33.03	JPMCB	Tractor Supply Co. - Atoka
34	Barclays	Hampton Pointe	55.4%	L(26),Def(89),O(5)	895,608	401,019	494,589	996,758	363,061	633,696	1,016,613	395,077	621,536	1,054,200	387,733	666,467	09/30/15
35	JPMCB	8800 Melrose - John Varvatos Building	56.1%	L(24),Def(32),O(4)	416,770	0	416,770	450,000	0	450,000	555,750	0	555,750	576,505	0	576,505	10/31/15
36	SMF II	Safeway - Vancouver	54.3%	L(24),Def(92),O(4)	801,090	22,898	778,192	735,339	23,995	711,345	946,729	24,056	922,672
37	Barclays	Laredo H-E-B Shopping Center	60.6%	L(25),Def(88),O(7)	994,172	328,057	666,115	944,145	292,850	651,295	1,001,416	281,649	719,767	1,116,094	291,240	824,854	09/30/15
38	SMF II	Hyatt Place Houston	51.2%	L(24),Def(30),O(6)	3,772,623	2,974,192	798,431	3,852,446	3,231,836	620,610	3,778,336	3,028,377	749,959	3,739,668	3,133,716	605,952	09/30/15
39	Barclays	The Meadows Apartments	63.9%	L(25),Def(91),O(4)										1,370,461	920,047	450,414	08/31/15
40	JPMCB	Holiday Inn Express & Suites Indianapolis East	53.3%	L(25),Grtr1%orYM(91),O(4)	1,993,245	1,458,786	534,459	2,047,797	1,360,847	686,950	2,086,338	1,469,330	617,008	2,448,238	1,666,780	781,458	09/30/15
41	SMF II	Gainesville Shopping Center	60.3%	L(24),Def(92),O(4)	814,403	236,785	577,618	802,867	240,360	562,507	796,681	242,080	554,601	864,772	212,982	651,790	08/31/15
42	Barclays	Capital Plaza	65.0%	L(26),Def(30),O(4)							817,561	185,034	632,527	799,755	199,529	600,226	05/31/15
43	SMF II	Holiday Inn Express & Suites West Coxsackie	44.4%	L(25),Def(91),O(4)	1,641,197	1,016,453	624,744	1,827,255	1,128,425	698,830	1,968,931	1,279,445	689,486	2,026,850	1,306,534	720,316	09/30/15
44	Barclays	Manor Pointe	59.8%	L(26),Def(89),O(5)	538,776	192,973	345,803	580,106	195,381	384,725	616,950	198,959	417,991	624,137	209,546	414,591	09/30/15
45	Barclays	Bay Pointe (Gulf)	55.7%	L(26),Def(89),O(5)	335,835	162,427	173,409	394,056	134,049	260,007	391,960	137,490	254,470	419,524	139,436	280,088	09/30/15
46	Barclays	Burbank Pointe	52.1%	L(26),Def(89),O(5)	379,501	138,451	241,050	418,009	128,130	289,879	409,047	153,325	255,722	432,670	132,629	300,041	09/30/15
47	Barclays	Windrush	57.1%	L(26),Def(89),O(5)	456,995	232,381	224,615	472,547	204,360	268,187	489,059	207,092	281,968	490,942	200,047	290,895	09/30/15
48	Barclays	Rose Pointe (Orizaba)	42.2%	L(26),Def(89),O(5)	366,065	161,071	204,995	362,076	147,347	214,729	363,374	162,775	200,599	383,952	155,447	228,505	09/30/15
49	Barclays	Casa Luna	56.4%	L(26),Def(89),O(5)	351,760	119,579	232,180	351,011	137,982	213,029	354,727	145,172	209,556	377,685	128,331	249,354	09/30/15
50	SMF II	University Terrace	60.8%	L(24),Def(92),O(4)							223,414	54,383	169,031
51	Barclays	Shadow Brooks	52.8%	L(26),Def(89),O(5)	185,310	74,892	110,418	190,037	79,083	110,954	206,125	79,171	126,954	219,316	90,342	128,974	09/30/15

A-1-4

ANNEX A-1

			UW
			Economic	UW	UW Total	UW	UW Capital	UW	UW	UW NCF	UW NOI	UW NCF		Ground Lease	Ground Lease
Loan #	Seller(1)	Property Name	Occupancy %	Revenues ($)(3)	Expenses ($)	NOI ($)(3)(14)	Items ($)	NCF ($)(3)(14)	NOI DSCR(15)	DSCR(15)	Debt Yield %	Debt Yield %	Title Type(16)	Expiration(16)	Extension Terms	PML %
1	JPMCB	32 Avenue of the Americas	95.0%	64,113,840	22,373,187	41,740,653	2,506,704	39,233,948	2.00	1.88	9.8%	9.2%	Fee
2	JPMCB	7700 Parmer	92.0%	27,421,192	10,574,988	16,846,204	1,703,494	15,142,710	2.04	1.83	9.5%	8.6%	Fee
3	SMF II	Heinz 57 Center	93.6%	11,974,125	4,669,980	7,304,146	939,922	6,364,224	1.49	1.30	9.6%	8.4%	Fee
4	JPMCB	Highland Landmark V	90.0%	7,052,791	2,747,053	4,305,738	414,786	3,890,952	2.04	1.85	9.3%	8.4%	Fee
5	JPMCB	The 9	80.3%	26,495,333	19,777,133	6,718,199	52,359	6,665,840	1.25	1.24	8.7%	8.7%	Fee/Leasehold	03/31/54	None
5.01	JPMCB	The Metropolitan Hotel	65.8%	20,515,095	17,063,709	3,451,385	0	3,451,385					Fee/Leasehold
5.02	JPMCB	Concierge Living at the Nine	95.0%	3,405,617	1,310,139	2,095,478	26,000	2,069,478					Fee/Leasehold
5.03	JPMCB	Tower Parking Garage	95.7%	2,574,621	1,403,285	1,171,336	26,359	1,144,977					Fee/Leasehold
6	JPMCB	Holiday Inn Baltimore Inner Harbor	63.1%	14,172,662	10,182,989	3,989,673	0	3,989,673	1.58	1.58	10.1%	10.1%	Fee
7	JPMCB	First National Building	92.2%	18,440,830	10,058,848	8,381,981	569,774	7,812,208	1.91	1.78	12.0%	11.2%	Fee
8	JPMCB	Knollwood Apartments	93.1%	4,957,295	2,128,664	2,828,631	176,000	2,652,631	1.87	1.75	11.3%	10.6%	Fee
9	JPMCB	DoubleTree Tulsa Warren Place	64.4%	11,898,479	9,678,580	2,219,899	0	2,219,899	1.71	1.71	11.1%	11.1%	Leasehold	08/08/82	None
10	JPMCB	DoubleTree Anaheim - Orange County	75.0%	21,492,394	16,545,164	4,947,230	0	4,947,230	1.62	1.62	9.9%	9.9%	Fee			8%
11	Barclays	Tri-County Towne Center	89.3%	2,970,250	1,159,484	1,810,765	161,030	1,649,735	1.58	1.44	9.7%	8.8%	Fee
12	RCMC	2610 Wycliff Road	94.8%	3,139,694	1,131,132	2,008,562	34,800	1,973,762	1.75	1.72	11.0%	10.8%	Fee/Leasehold	06/30/20	None
13	SMF II	Franklin Ridge - 9910 Building	91.2%	1,133,518	413,468	720,050	71,225	648,825	1.58	1.42	9.9%	8.9%	Fee
14	SMF II	Franklin Ridge - 9920 Building	91.2%	1,068,861	390,872	677,989	58,849	619,140	1.58	1.42	9.9%	8.9%	Fee
15	SMF II	Franklin Ridge - 9900 Building	91.2%	616,476	204,765	411,711	51,220	360,491	1.58	1.42	9.9%	8.9%	Fee
16	RCMC	Manhattan Beach Medical Office	95.8%	1,919,533	575,259	1,344,274	13,424	1,330,851	1.23	1.21	7.7%	7.6%	Fee			15%
17	JPMCB	Novant Portfolio	90.0%	3,527,340	1,066,526	2,460,815	252,774	2,208,041	2.06	1.85	14.3%	12.9%	Fee
17.01	JPMCB	4020 Kilpatrick Street	90.0%	906,428	289,073	617,355	68,230	549,125					Fee
17.02	JPMCB	17220 Northcross Drive	90.0%	842,372	232,583	609,789	43,547	566,242					Fee
17.03	JPMCB	480 West Hanes Mill Road	90.0%	967,597	370,755	596,842	90,622	506,221					Fee
17.04	JPMCB	171 Enterprise Way	90.0%	612,049	115,219	496,830	34,973	461,857					Fee
17.05	JPMCB	140 Club Oaks Court	90.0%	198,894	58,896	139,999	15,402	124,596					Fee
18	Barclays	Wellington Center	89.3%	2,049,874	284,506	1,765,368	218,587	1,546,780	1.71	1.50	10.6%	9.3%	Fee
19	Barclays	Chattanooga & Greeley Retail Portfolio	96.1%	1,942,555	481,872	1,460,684	107,904	1,352,780	1.69	1.56	10.3%	9.5%	Fee
19.01	Barclays	Chattanooga Retail Center	97.0%	1,108,350	285,750	822,601	43,667	778,934					Fee
19.02	Barclays	Greeley Retail Center	95.0%	834,205	196,122	638,083	64,237	573,846					Fee
20	JPMCB	500 Gregson	90.0%	1,711,654	529,456	1,182,198	137,604	1,044,594	1.42	1.26	9.1%	8.0%	Fee
21	JPMCB	La Fontenay Apartments	95.0%	2,389,742	1,005,146	1,384,596	62,000	1,322,596	2.50	2.38	11.0%	10.5%	Fee
22	SMF II	East Park Plaza	82.4%	2,094,387	621,779	1,472,608	139,639	1,332,969	1.88	1.70	12.0%	10.8%	Fee
23	Barclays	Tri State Crossing	95.8%	1,237,511	200,414	1,037,097	82,187	954,910	1.38	1.27	8.9%	8.2%	Fee
24	SMF II	Tops Plaza	94.2%	2,021,390	796,773	1,224,618	88,851	1,135,767	1.68	1.56	10.6%	9.8%	Fee
25	JPMCB	Courtyard by Marriott McDonough	75.7%	3,172,074	2,012,763	1,159,311	0	1,159,311	1.76	1.76	11.1%	11.1%	Fee
26	Barclays	4926 Southridge Boulevard	94.0%	2,138,962	861,951	1,277,011	149,567	1,127,444	2.01	1.77	12.4%	10.9%	Fee			10%
27	JPMCB	Marketplace at Augusta - Townsend	90.0%	1,724,152	789,437	934,716	147,220	787,496	1.57	1.32	9.6%	8.1%	Fee
28	SMF II	Tidewater Cove	95.0%	1,497,371	588,309	909,062	47,372	861,690	1.54	1.46	9.6%	9.1%	Fee			7%
29	SMF II	Rochester & Auburn Shoppes	95.0%	1,177,509	302,267	875,242	25,318	849,924	1.46	1.41	9.3%	9.1%	Fee
30	SMF II	Hampton Inn College Park	79.5%	2,867,526	1,991,825	875,701	0	875,701	1.68	1.68	10.6%	10.6%	Fee
31	Barclays	Sunnyslope Shopping Center	90.8%	1,203,370	403,832	799,538	66,150	733,388	1.57	1.44	10.0%	9.2%	Fee			8%
32	SMF II	Fairfield Inn & Suites Smithfield	69.6%	2,126,777	1,327,038	799,739	0	799,739	1.60	1.60	10.3%	10.3%	Fee
33	JPMCB	Behringer Net Lease Portfolio	95.0%	1,067,036	304,981	762,055	80,873	681,182	1.57	1.41	9.8%	8.7%	Fee
33.01	JPMCB	Hobby Lobby - Jasper	95.0%	439,781	91,714	348,067	44,323	303,744					Fee
33.02	JPMCB	Tractor Supply Co. - Sidney	95.0%	317,134	107,826	209,308	18,351	190,957					Fee
33.03	JPMCB	Tractor Supply Co. - Atoka	95.0%	310,121	105,441	204,680	18,199	186,481					Fee
34	Barclays	Hampton Pointe	94.9%	1,053,790	414,851	638,939	22,841	616,098	1.33	1.29	8.3%	8.0%	Fee			13%
35	JPMCB	8800 Melrose - John Varvatos Building	97.0%	619,088	24,721	594,368	1,753	592,615	1.66	1.65	7.9%	7.9%	Fee			23%
36	SMF II	Safeway - Vancouver	95.0%	814,405	39,299	775,105	56,576	718,529	1.64	1.52	10.3%	9.6%	Fee			5%
37	Barclays	Laredo H-E-B Shopping Center	95.0%	1,267,386	492,461	774,926	84,837	690,088	1.65	1.47	10.8%	9.6%	Leasehold	11/05/55	None
38	SMF II	Hyatt Place Houston	74.7%	3,739,668	3,060,691	678,977	0	678,977	1.49	1.49	10.3%	10.3%	Fee
39	Barclays	The Meadows Apartments	82.6%	1,461,858	818,321	643,537	61,304	582,233	1.57	1.42	9.8%	8.9%	Fee
40	JPMCB	Holiday Inn Express & Suites Indianapolis East	70.4%	2,345,734	1,615,000	730,734	0	730,734	1.77	1.77	11.2%	11.2%	Fee
41	SMF II	Gainesville Shopping Center	95.0%	843,550	266,606	576,943	68,950	507,993	1.58	1.40	10.1%	8.9%	Fee
42	Barclays	Capital Plaza	94.9%	847,287	214,590	632,698	43,269	589,429	2.92	2.72	11.9%	11.1%	Fee
43	SMF II	Holiday Inn Express & Suites West Coxsackie	65.6%	2,026,850	1,387,238	639,612	0	639,612	1.78	1.78	12.3%	12.3%	Fee
44	Barclays	Manor Pointe	94.0%	632,388	234,408	397,980	14,500	383,480	1.31	1.26	8.1%	7.8%	Fee			14%
45	Barclays	Bay Pointe (Gulf)	93.8%	438,621	162,354	276,267	10,000	266,267	1.32	1.27	8.2%	7.9%	Fee			15%
46	Barclays	Burbank Pointe	95.0%	431,671	152,752	278,919	7,500	271,419	1.33	1.30	8.3%	8.0%	Fee			14%
47	Barclays	Windrush	94.9%	503,428	203,210	300,218	12,950	287,268	1.48	1.41	9.2%	8.8%	Fee			13%
48	Barclays	Rose Pointe (Orizaba)	87.8%	400,203	165,294	234,910	8,800	226,110	1.34	1.29	8.3%	8.0%	Fee			15%
49	Barclays	Casa Luna	94.7%	367,404	144,461	222,944	9,250	213,694	1.36	1.30	8.4%	8.1%	Fee			7%
50	SMF II	University Terrace	96.0%	258,498	54,251	204,247	3,649	200,598	1.41	1.39	8.9%	8.7%	Fee
51	Barclays	Shadow Brooks	94.9%	221,851	89,209	132,642	5,000	127,642	1.31	1.26	8.1%	7.8%	Fee			11%

A-1-5

ANNEX A-1

			UPFRONT ESCROW(17)								MONTHLY ESCROW(18)

			Upfront Capex	Upfront Engin.	Upfront Envir.	Upfront TI/LC	Upfront RE Tax	Upfront Ins.	Upfront Debt Service	Upfront Other	Monthly Capex	Monthly Envir.	Monthly TI/LC	Monthly RE Tax	Monthly Ins.	Monthly Other
Loan #	Seller(1)	Property Name	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)
1	JPMCB	32 Avenue of the Americas	0	0	0	0	0	0	0	5,705,123	Springing	0	Springing	Springing	Springing	0
2	JPMCB	7700 Parmer	15,193	0	0	151,930	460,700	0	0	23,584,004	15,193	0	151,930	460,699	14,761	Springing
3	SMF II	Heinz 57 Center	0	0	0	0	651,683	84,274	0	6,200,000	11,660	0	66,667	91,251	7,662	Springing
4	JPMCB	Highland Landmark V	4,188	0	0	0	161,535	0	0	0	4,188	0	Springing	53,845	Springing	100,000
5	JPMCB	The 9	0	625,000	0	0	313,484	163,092	0	758,748	3% of gross revenues	0	0	51,250	21,500	23,114
5.01	JPMCB	The Metropolitan Hotel
5.02	JPMCB	Concierge Living at the Nine
5.03	JPMCB	Tower Parking Garage
6	JPMCB	Holiday Inn Baltimore Inner Harbor	47,242	0	0	0	233,530	0	0	4,000,000	4% of Gross Revenues	0	0	46,706	Springing	Springing
7	JPMCB	First National Building	14,007	0	0	35,018	159,603	0	0	8,482,684	14,007	0	35,018	30,991	Springing	0
8	JPMCB	Knollwood Apartments	312,528	214,308	0	0	238,984	0	0	0	14,667	0	0	24,500	Springing	0
9	JPMCB	DoubleTree Tulsa Warren Place	38,772	0	0	0	278,206	0	0	4,019,000	4% of Gross Revenues	0	0	21,992	Springing	19,000
10	JPMCB	DoubleTree Anaheim - Orange County	83,400	17,141	0	0	0	0	0	1,000,000	4% of Gross Revenues	0	0	Springing	Springing	Springing
11	Barclays	Tri-County Towne Center	466,119	99,720	0	0	0	0	0	309,601	2,594	0	12,107	5,028	Springing	0
12	RCMC	2610 Wycliff Road	228,000	0	0	1,000,000	76,158	1,797	0	911,079	Springing	0	Springing	19,039	898	0
13	SMF II	Franklin Ridge - 9910 Building	0	0	0	0	55,980	8,709	0	262,010	469	0	9,379	11,196	792	0
14	SMF II	Franklin Ridge - 9920 Building	0	0	0	0	45,160	6,724	0	0	363	0	7,253	9,032	611	0
15	SMF II	Franklin Ridge - 9900 Building	0	0	0	0	24,407	4,887	0	0	1,421	0	5,681	4,881	444	0
16	RCMC	Manhattan Beach Medical Office	0	278,124	0	0	66,113	8,053	0	1,190,773	1,119	0	0	13,223	1,342	0
17	JPMCB	Novant Portfolio	4,599	97,830	0	22,994	134,782	0	0	397,180	4,599	0	22,994	26,956	Springing	0
17.01	JPMCB	4020 Kilpatrick Street
17.02	JPMCB	17220 Northcross Drive
17.03	JPMCB	480 West Hanes Mill Road
17.04	JPMCB	171 Enterprise Way
17.05	JPMCB	140 Club Oaks Court
18	Barclays	Wellington Center	0	0	0	0	0	0	0	393,370	1,663	0	20,136	9,063	Springing	0
19	Barclays	Chattanooga & Greeley Retail Portfolio	0	0	0	439,972	0	0	0	0	0	0	Springing	Springing	Springing	0
19.01	Barclays	Chattanooga Retail Center
19.02	Barclays	Greeley Retail Center
20	JPMCB	500 Gregson	40,000	0	0	600,000	31,980	0	0	0	Springing	0	Springing	10,660	Springing	0
21	JPMCB	La Fontenay Apartments	43,850	0	0	0	103,739	0	0	0	5,167	0	0	10,500	Springing	0
22	SMF II	East Park Plaza	1,065,000	0	0	400,000	86,473	23,556	0	1,223,605	2,685	0	8,951	17,295	3,566	0
23	Barclays	Tri State Crossing	0	321,926	0	0	21,949	0	0	0	1,018	0	6,640	3,136	Springing	0
24	SMF II	Tops Plaza	615,000	0	0	125,000	180,100	12,508	0	0	1,234	0	6,170	45,023	1,390	0
25	JPMCB	Courtyard by Marriott McDonough	10,574	0	0	0	7,831	0	0	0	4% of Gross Revenues	0	0	9,460	Springing	0
26	Barclays	4926 Southridge Boulevard	0	1,415,000	0	0	0	0	0	85,000	Springing	0	Springing	Springing	Springing	0
27	JPMCB	Marketplace at Augusta - Townsend	1,561	0	0	0	60,755	0	0	0	1,561	0	Springing	33,286	Springing	0
28	SMF II	Tidewater Cove	0	0	0	500,000	26,066	11,205	0	0	1,003	0	5,583	13,033	5,603	0
29	SMF II	Rochester & Auburn Shoppes	0	0	0	0	18,731	9,368	0	649,259	460	0	1,610	18,731	937	0
30	SMF II	Hampton Inn College Park	0	0	0	0	54,169	10,580	0	1,000,000	4% of Gross Revenues	0	0	13,742	2,768	0
31	Barclays	Sunnyslope Shopping Center	0	0	0	250,000	0	2,005	0	0	1,597	0	Springing	10,872	2,005	0
32	SMF II	Fairfield Inn & Suites Smithfield	0	0	0	0	0	10,083	0	0	4% of Gross Revenues	0	0	6,003	917	Springing
33	JPMCB	Behringer Net Lease Portfolio	0	11,500	0	0	0	0	0	0	0	0	Springing	Springing	Springing	0
33.01	JPMCB	Hobby Lobby - Jasper
33.02	JPMCB	Tractor Supply Co. - Sidney
33.03	JPMCB	Tractor Supply Co. - Atoka
34	Barclays	Hampton Pointe	0	13,343	0	0	51,496	21,463	0	0	1,901	0	0	5,150	1,789	0
35	JPMCB	8800 Melrose - John Varvatos Building	146	0	0	0	17,354	1,700	0	0	146	0	0	16,700	1,700	0
36	SMF II	Safeway - Vancouver	0	2,500	0	500,000	0	3,717	0	0	1,875	0	2,840	Springing	1,239	Springing
37	Barclays	Laredo H-E-B Shopping Center	0	53,688	0	233,500	0	21,343	0	9,000	1,824	0	Springing	21,334	Springing	0
38	SMF II	Hyatt Place Houston	0	0	0	0	0	69,619	0	2,079,803	2% of Gross Revenues	0	0	21,870	7,070	0
39	Barclays	The Meadows Apartments	0	0	0	0	0	3,958	0	0	5,109	0	0	4,381	3,958	0
40	JPMCB	Holiday Inn Express & Suites Indianapolis East	8,161	0	0	0	16,960	8,014	0	0	4% of Gross Revenues	0	0	8,480	Springing	Springing
41	SMF II	Gainesville Shopping Center	0	188,640	0	215,000	0	43,488	0	0	2,220	0	Springing	9,025	3,345	0
42	Barclays	Capital Plaza	0	1,610	0	0	0	0	0	0	585	0	3,315	8,382	Springing	Springing
43	SMF II	Holiday Inn Express & Suites West Coxsackie	0	0	0	0	50,472	33,574	0	350,000	5% of Gross Revenues	0	0	8,015	3,358	Springing
44	Barclays	Manor Pointe	0	3,124	0	0	27,931	9,045	0	0	1,208	0	0	2,793	754	0
45	Barclays	Bay Pointe (Gulf)	0	3,355	0	0	14,636	6,558	0	0	833	0	0	1,464	547	0
46	Barclays	Burbank Pointe	0	11,000	0	0	15,416	6,393	0	0	625	0	0	1,542	533	0
47	Barclays	Windrush	0	13,049	0	0	26,561	6,401	0	0	1,079	0	0	2,656	533	0
48	Barclays	Rose Pointe (Orizaba)	0	1,293	0	0	18,307	6,494	0	0	733	0	0	1,831	541	0
49	Barclays	Casa Luna	0	5,363	0	0	11,804	5,450	0	0	771	0	0	1,180	454	0
50	SMF II	University Terrace	0	0	0	0	1,161	2,334	0	0	112	0	Springing	1,161	389	0
51	Barclays	Shadow Brooks	0	0	0	0	12,487	2,751	0	0	417	0	0	1,249	229	0

A-1-6

ANNEX A-1

			RESERVE CAPS(19)								LARGEST TENANT (3), (20), (21), (22)			2nd LARGEST TENANT (3), (20), (21), (22)

			CapEx	Envir.	TI/LC	RE Tax	Insur.	Debt Service	Other	Single			Lease			Lease
Loan #	Seller(1)	Property Name	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Tenant	Largest Tenant	Unit Size	Expiration	2nd Largest Tenant	Unit Size	Expiration
1	JPMCB	32 Avenue of the Americas								No	AMFM Operating, Inc.	169,304	09/30/22	CenturyLink Communications, LLC	165,034	08/31/20
2	JPMCB	7700 Parmer	546,947		5,469,474					No	eBay	214,691	09/01/17	Oracle	179,903	09/01/20
3	SMF II	Heinz 57 Center			1,600,000					No	Heinz	309,623	07/31/26	Burlington Coat Factory	140,509	03/31/24
4	JPMCB	Highland Landmark V	150,768							No	DeVry, Inc.	178,739	02/28/25	Dover Corp.	69,763	04/30/25
5	JPMCB	The 9								No
5.01	JPMCB	The Metropolitan Hotel								No
5.02	JPMCB	Concierge Living at the Nine								No
5.03	JPMCB	Tower Parking Garage								No
6	JPMCB	Holiday Inn Baltimore Inner Harbor								No
7	JPMCB	First National Building	336,174		850,000					No	Title Source, Inc.	451,122	01/31/23	Honigman Miller Schwartz & Cohn LLP	213,528	11/30/25
8	JPMCB	Knollwood Apartments								No
9	JPMCB	DoubleTree Tulsa Warren Place								No
10	JPMCB	DoubleTree Anaheim - Orange County								No
11	Barclays	Tri-County Towne Center	93,344		425,603					No	Hobby Lobby	54,980	10/31/24	Harbor Freight Tools	20,228	09/30/24
12	RCMC	2610 Wycliff Road	35,000		800,000					No	CSC Government Solutions LLC	71,912	07/31/20	Dewberry Engineers Inc.	31,156	07/31/26
13	SMF II	Franklin Ridge - 9910 Building	135,180		850,000					Yes	Johns Hopkins University	56,271	12/31/20
14	SMF II	Franklin Ridge - 9920 Building	135,180		850,000					No	Strayer University Inc.	22,857	12/31/19	Corvel Enterprise Corp	15,579	10/31/16
15	SMF II	Franklin Ridge - 9900 Building	135,180		850,000					No	Traffic Group Inc.	12,071	07/31/16	Professional Management	7,725	10/31/18
16	RCMC	Manhattan Beach Medical Office								No	Beach Cities Orthopedics	20,314	10/31/30	Kaiser Foundation Health Plan	10,316	05/31/25
17	JPMCB	Novant Portfolio	55,186							Yes
17.01	JPMCB	4020 Kilpatrick Street								Yes	Novant	44,582	07/31/18
17.02	JPMCB	17220 Northcross Drive								Yes	Novant	26,166	05/31/19
17.03	JPMCB	480 West Hanes Mill Road								Yes	Novant	65,519	12/31/19
17.04	JPMCB	171 Enterprise Way								Yes	Novant	129,600	12/31/18
17.05	JPMCB	140 Club Oaks Court								Yes	Novant	10,064	07/31/18
18	Barclays	Wellington Center	59,879		250,000					No	Vector Security	31,894	07/31/19	Nomad Solutions	19,920	09/30/19
19	Barclays	Chattanooga & Greeley Retail Portfolio								Various
19.01	Barclays	Chattanooga Retail Center								No	Academy Sports + Outdoors	67,280	06/30/25	Kohl’s	64,298	01/31/32
19.02	Barclays	Greeley Retail Center								Yes	Kohl’s	88,408	01/31/25
20	JPMCB	500 Gregson	40,000		300,000					No	American Airlines	61,758	05/31/22	Epic Games	15,663	04/30/20
21	JPMCB	La Fontenay Apartments								No
22	SMF II	East Park Plaza								No	Russ’s Market	46,310	11/30/30	Jo-Ann Fabric and Craft	31,650	01/31/24
23	Barclays	Tri State Crossing	24,422							No	Lowe’s	125,357	02/28/25	Advance Auto Parts	8,400	08/31/24
24	SMF II	Tops Plaza			400,000					No	Tops Market	77,340	09/30/31	Big Lots	25,400	01/31/21
25	JPMCB	Courtyard by Marriott McDonough	500,000							No
26	Barclays	4926 Southridge Boulevard								Yes	Technicolor	640,000	07/31/20
27	JPMCB	Marketplace at Augusta - Townsend	56,196							No	Barnes & Noble	30,000	01/31/19	Regal Cinemas	30,000	02/28/18
28	SMF II	Tidewater Cove			1,200,000					No	Consolidated Metco, Inc.	27,048	05/31/19	Northwest Pipe Company	17,386	06/30/18
29	SMF II	Rochester & Auburn Shoppes	16,500							No	Premier Pet Supply	5,152	12/15/25	2941 Street Food	3,680	07/31/25
30	SMF II	Hampton Inn College Park								No
31	Barclays	Sunnyslope Shopping Center			250,000					No	Roth’s IGA	42,292	12/31/19	US Bank	6,250	12/31/21
32	SMF II	Fairfield Inn & Suites Smithfield								No
33	JPMCB	Behringer Net Lease Portfolio								Yes
33.01	JPMCB	Hobby Lobby - Jasper								Yes	Hobby Lobby	55,000	09/30/29
33.02	JPMCB	Tractor Supply Co. - Sidney								Yes	Tractor Supply Co.	19,097	11/30/28
33.03	JPMCB	Tractor Supply Co. - Atoka								Yes	Tractor Supply Co.	19,097	08/31/30
34	Barclays	Hampton Pointe								No
35	JPMCB	8800 Melrose - John Varvatos Building								Yes	John Varvatos	4,000	01/31/23
36	SMF II	Safeway - Vancouver	67,500		1,000,000					Yes	Safeway	68,164	11/30/18
37	Barclays	Laredo H-E-B Shopping Center			218,844					No	H-E-B Grocery	45,000	05/30/19	Big Lots	35,265	01/31/17
38	SMF II	Hyatt Place Houston								No
39	Barclays	The Meadows Apartments								No
40	JPMCB	Holiday Inn Express & Suites Indianapolis East								No
41	SMF II	Gainesville Shopping Center			215,000					No	Big Lots	28,080	01/31/20	Bealls	17,250	07/31/26
42	Barclays	Capital Plaza								No	PetSmart	19,107	08/31/27	Staples	14,500	02/28/19
43	SMF II	Holiday Inn Express & Suites West Coxsackie							575,000	No
44	Barclays	Manor Pointe								No
45	Barclays	Bay Pointe (Gulf)								No
46	Barclays	Burbank Pointe								No
47	Barclays	Windrush								No
48	Barclays	Rose Pointe (Orizaba)								No
49	Barclays	Casa Luna								No
50	SMF II	University Terrace			40,000					No	Verizon Wireless	2,684	01/31/20	Pie 5	2,490	01/31/25
51	Barclays	Shadow Brooks								No

A-1-7

ANNEX A-1

			3rd LARGEST TENANT (3), (20), (21), (22)			4th LARGEST TENANT (3), (20), (21), (22)			5th LARGEST TENANT (3), (20), (21), (22)

					Lease			Lease			Lease	Loan
Loan #	Seller(1)	Property Name	3rd Largest Tenant	Unit Size	Expiration	4th Largest Tenant	Unit Size	Expiration	5th Largest Tenant	Unit Size	Expiration	Purpose	Principal / Carveout Guarantor(23)
1	JPMCB	32 Avenue of the Americas	TelX - New York 6th Ave. LLC	140,002	07/31/33	Dentsu Holdings USA, Inc.	99,184	09/30/21	Cambridge University Press	64,256	01/31/22	Refinance	Rudin Management Co. Inc.
2	JPMCB	7700 Parmer	Electronic Arts Inc.	175,468	08/01/26	Google	123,802	08/01/22	Polycom, Inc.	88,787	08/01/21	Acquisition	Accesso Investment Properties V (US), LLLP, Accesso Investment Properties V, LLLP
3	SMF II	Heinz 57 Center	Port Authority of Allegheny County	70,575	06/30/20	BDO USA, LLP	63,179	08/31/25	Duquesne Club Fitness Center	36,417	05/31/20	Refinance	William Rudolph, Charles Perlow
4	JPMCB	Highland Landmark V	Deli-Time, LLC	2,727	02/28/17							Acquisition	Adventus Holdings LP
5	JPMCB	The 9										Refinance	Alfred I. Geis, Gregory M. Geis
5.01	JPMCB	The Metropolitan Hotel
5.02	JPMCB	Concierge Living at the Nine
5.03	JPMCB	Tower Parking Garage
6	JPMCB	Holiday Inn Baltimore Inner Harbor										Acquisition	TH Investment Holdings II, LLC
7	JPMCB	First National Building	United Way For Southeastern Michigan	44,969	11/30/18	SOMAT Engineering, Inc.	7,057	02/28/17	Local Initiatives Support Corporation	5,822	05/31/17	Recapitalization	Rock Ventures
8	JPMCB	Knollwood Apartments										Refinance	Craig Koenigsberg, Howard Parnes
9	JPMCB	DoubleTree Tulsa Warren Place										Refinance	Investcorp US Real Estate, LLC
10	JPMCB	DoubleTree Anaheim - Orange County										Refinance	Hotel Resort Properties, LLLP
11	Barclays	Tri-County Towne Center	Office Depot	20,000	04/30/16	Woodcraft	19,805	06/30/19	Hancock Fabric	11,616	12/31/18	Acquisition	Alan C. Fox
12	RCMC	2610 Wycliff Road	HP Enterprise Services, LLC	30,657	12/31/18	Gannett Fleming Incorporated	6,405	09/30/20	Research Triangle Institute	4,413	04/30/18	Acquisition	Christopher J. Knisley, Mark J. McInerney
13	SMF II	Franklin Ridge - 9910 Building										Acquisition	Jeffrey Toporek, Richard Mann, David Stade, Claiborne Williams, Joseph Delogu, David Alperstein
14	SMF II	Franklin Ridge - 9920 Building	Johns Hopkins University	3,920	12/31/20	International Hearing Systems LLC	1,160	06/30/19				Acquisition	Jeffrey Toporek, Richard Mann, David Stade, Claiborne Williams, Joseph Delogu, David Alperstein
15	SMF II	Franklin Ridge - 9900 Building	Johns Hopkins University	4,825	12/31/20	Neopost USA Inc.	3,665	06/30/20	MRI Center at White Marsh	3,000	06/30/16	Acquisition	Jeffrey Toporek, Richard Mann, David Stade, Claiborne Williams, Joseph Delogu, David Alperstein
16	RCMC	Manhattan Beach Medical Office	Ashley Magovern, M.D.	4,575	05/14/25	Dr. Christine Curtis	2,265	01/31/18	Jim Jamshid Tehrani DDS	1,094	05/31/25	Refinance	Marc K. Lewis
17	JPMCB	Novant Portfolio										Refinance	Stephen Denardo, George Yerrall
17.01	JPMCB	4020 Kilpatrick Street
17.02	JPMCB	17220 Northcross Drive
17.03	JPMCB	480 West Hanes Mill Road
17.04	JPMCB	171 Enterprise Way
17.05	JPMCB	140 Club Oaks Court
18	Barclays	Wellington Center	Offix	13,420	08/31/20	Jump-N-Jimmy’s	10,540	11/30/24	Gainesville Dance Center	10,520	08/31/26	Refinance	Bavar I Limited Partnership, L.L.L.P.
19	Barclays	Chattanooga & Greeley Retail Portfolio										Acquisition	Inland Private Capital Corporation
19.01	Barclays	Chattanooga Retail Center
19.02	Barclays	Greeley Retail Center
20	JPMCB	500 Gregson	Arista Networks	8,078	09/30/17	Appraisal Nation	7,436	11/30/18	Pepsi Bottling Ventures	6,049	09/30/20	Acquisition	Christopher J. Knisley
21	JPMCB	La Fontenay Apartments										Refinance	Craig Koenigsberg, Howard Parnes
22	SMF II	East Park Plaza	Big Lots	25,000	01/31/17	Marcus Theatres	22,155	05/31/35	Tuesday Morning	12,667	02/28/26	Acquisition	SPT CRE Property Holdings 2015, LLC
23	Barclays	Tri State Crossing	Dollar Tree	7,800	01/31/19	Mattress Warehouse	4,200	07/31/20	Select A Vapor LLC	2,400	02/28/17	Refinance	Daniel Massry
24	SMF II	Tops Plaza	Seasons Bookstore & Gifts	10,400	02/29/16	Dollar Tree	9,567	12/31/16	Yellow Brick Wine & Liquor	3,022	07/31/22	Acquisition	SPT CRE Property Holdings 2015, LLC
25	JPMCB	Courtyard by Marriott McDonough										Refinance	Ranjit Patel
26	Barclays	4926 Southridge Boulevard										Acquisition	Samuel Kirschenbaum, Benjamin Rubin
27	JPMCB	Marketplace at Augusta - Townsend	Kaplan University	20,130	09/30/22	Michaels	15,000	02/28/18	Olive Garden	6,360	01/08/20	Refinance	WV Holdings LLC
28	SMF II	Tidewater Cove	TBG, Inc.	5,104	11/30/16	Consolidated Metco, Inc.	3,059	09/30/16	Creative Performance, Inc.	2,772	07/31/19	Acquisition	John P. Beardsley
29	SMF II	Rochester & Auburn Shoppes	Dental One	3,060	01/31/26	Qdoba	3,000	04/30/25	Visionworks	2,420	08/19/25	Refinance	Doraid Markus
30	SMF II	Hampton Inn College Park										Refinance	Mukesh Majmudar
31	Barclays	Sunnyslope Shopping Center	Snap Fitness	4,000	03/31/19	DMV	3,722	09/30/16	Heroes Tap House	3,686	06/30/20	Refinance	Gary R. Nathanson and Linda Nathanson, Trustees of the Nathanson Family Trust dated September 5, 1986
32	SMF II	Fairfield Inn & Suites Smithfield										Refinance	Bhupendra Patel, Pankaj Patel
33	JPMCB	Behringer Net Lease Portfolio										Acquisition	Behringer Net Lease Advisors, LLC
33.01	JPMCB	Hobby Lobby - Jasper
33.02	JPMCB	Tractor Supply Co. - Sidney
33.03	JPMCB	Tractor Supply Co. - Atoka
34	Barclays	Hampton Pointe										Refinance	H.K. Realty, Inc.
35	JPMCB	8800 Melrose - John Varvatos Building										Acquisition	Jason Illoulian, Pouya Abdi
36	SMF II	Safeway - Vancouver										Acquisition	John P. Beardsley
37	Barclays	Laredo H-E-B Shopping Center	A to Z Tire	16,200	02/28/16	Biomat	14,523	07/31/19	Aaron’s	10,900	11/30/19	Refinance	Jeffrey H. Tamkin
38	SMF II	Hyatt Place Houston										Acquisition	Christopher Gistis, Glenn Gistis, Michael Sullivan, Lawrence Kasser
39	Barclays	The Meadows Apartments										Acquisition	Peter A. Spiro
40	JPMCB	Holiday Inn Express & Suites Indianapolis East										Refinance	Bharat N. Patel
41	SMF II	Gainesville Shopping Center	Family Dollar	12,750	12/31/18	Aaron’s	6,500	12/31/19	Hibbett Sports	6,376	05/31/21	Refinance	David Salomon
42	Barclays	Capital Plaza	Sleepy’s	5,986	11/30/18	Run-N-Tri Outfitters	2,400	09/30/19	Smoker Friendly	1,200	04/30/20	Acquisition	DRA G&I Fund VIII Real Estate Investment Trust
43	SMF II	Holiday Inn Express & Suites West Coxsackie										Refinance	Mahesh Bhagia, Hasmukh Noticewala
44	Barclays	Manor Pointe										Refinance	J.K. Properties, Inc.
45	Barclays	Bay Pointe (Gulf)										Refinance	H.K. Realty, Inc.
46	Barclays	Burbank Pointe										Refinance	H.K. Realty, Inc.
47	Barclays	Windrush										Refinance	H.K. Realty, Inc.
48	Barclays	Rose Pointe (Orizaba)										Refinance	H.K. Realty, Inc.
49	Barclays	Casa Luna										Refinance	H.K. Realty, Inc.
50	SMF II	University Terrace	FedEx Kinkos	2,253	09/30/18							Acquisition	David E. Salmanson and Jay N. Rothstein as trustees of the David E. Salmanson GST Exempt Trust 2015
51	Barclays	Shadow Brooks										Refinance	H.K. Realty, Inc.

A-1-8

ANNEX A-1

					Pari Passu Debt					Additional Debt(25)					Total Debt
						Pari Passu	Pari Passu	Pari Passu	Total Cut-off				Additional			Total Debt		Total Debt
			Lockbox	Lockbox	Pari Passu	Note Control	Piece In Trust	Piece Non Trust	Date Pari	Addit Debt	Addit Debt	Additional	Debt Cut off	Additional Debt	Total Debt	UW NCF	Total Debt	UW NOI
Loan #	Seller(1)	Property Name	(Y/N)	Type(24)	(Y/N)	(Y/N)	Cut-Off Balance	Cut-Off Balance	Passu Debt	Permitted (Y/N)	Exist (Y/N)	Debt Type(s)	Date Balance	Interest Rate	Cut-off Balance	DSCR	Current LTV %	Debt Yield %
1	JPMCB	32 Avenue of the Americas	Yes	CMA	Yes	No	100,000,000	325,000,000	425,000,000	Yes	No	Permitted Mezzanine	NAP	NAP	425,000,000	1.88	55.2%	9.8%
2	JPMCB	7700 Parmer	Yes	Hard	Yes	Yes	75,000,000	102,000,000	177,000,000	Yes	No	Permitted Mezzanine	NAP	NAP	177,000,000	1.83	65.0%	9.5%
3	SMF II	Heinz 57 Center	Yes	Hard	Yes	Yes	50,000,000	26,000,000	76,000,000	No	No	NAP	NAP	NAP	76,000,000	1.30	68.7%	9.6%
4	JPMCB	Highland Landmark V	Yes	CMA	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	JPMCB	The 9	Yes	CMA	Yes	Yes	40,000,000	37,000,000	77,000,000	No	No	NAP	NAP	NAP	77,000,000	1.24	66.7%	8.7%
5.01	JPMCB	The Metropolitan Hotel
5.02	JPMCB	Concierge Living at the Nine
5.03	JPMCB	Tower Parking Garage
6	JPMCB	Holiday Inn Baltimore Inner Harbor	Yes	CMA	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	JPMCB	First National Building	Yes	CMA	Yes	No	30,000,000	40,000,000	70,000,000	No	No	NAP	NAP	NAP	70,000,000	1.78	66.0%	12.0%
8	JPMCB	Knollwood Apartments	Yes	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	JPMCB	DoubleTree Tulsa Warren Place	Yes	Hard	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	JPMCB	DoubleTree Anaheim - Orange County	Yes	CMA	Yes	No	19,973,901	29,960,852	49,934,753	No	No	NAP	NAP	NAP	49,934,753	1.62	59.6%	9.9%
11	Barclays	Tri-County Towne Center	Yes	CMA	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	RCMC	2610 Wycliff Road	Yes	CMA	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	SMF II	Franklin Ridge - 9910 Building	Yes	CMA	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	SMF II	Franklin Ridge - 9920 Building	Yes	CMA	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	SMF II	Franklin Ridge - 9900 Building	Yes	CMA	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	RCMC	Manhattan Beach Medical Office	Yes	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	JPMCB	Novant Portfolio	Yes	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.01	JPMCB	4020 Kilpatrick Street														NAP	NAP	NAP
17.02	JPMCB	17220 Northcross Drive														NAP	NAP	NAP
17.03	JPMCB	480 West Hanes Mill Road														NAP	NAP	NAP
17.04	JPMCB	171 Enterprise Way														NAP	NAP	NAP
17.05	JPMCB	140 Club Oaks Court														NAP	NAP	NAP
18	Barclays	Wellington Center	Yes	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Barclays	Chattanooga & Greeley Retail Portfolio	Yes	Springing	No	NAP	NAP	NAP	NAP	Yes	No	Affiliated Unsecured Subordinate	NAP	NAP	NAP	NAP	NAP	NAP
19.01	Barclays	Chattanooga Retail Center														NAP	NAP	NAP
19.02	Barclays	Greeley Retail Center														NAP	NAP	NAP
20	JPMCB	500 Gregson	Yes	CMA	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	JPMCB	La Fontenay Apartments	Yes	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	SMF II	East Park Plaza	Yes	Springing	No	NAP	NAP	NAP	NAP	Yes	No	Permitted Mezzanine	NAP	NAP	NAP	NAP	NAP	NAP
23	Barclays	Tri State Crossing	Yes	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	SMF II	Tops Plaza	Yes	Springing	No	NAP	NAP	NAP	NAP	Yes	No	Permitted Mezzanine	NAP	NAP	NAP	NAP	NAP	NAP
25	JPMCB	Courtyard by Marriott McDonough	Yes	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Barclays	4926 Southridge Boulevard	Yes	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	JPMCB	Marketplace at Augusta - Townsend	Yes	CMA	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	SMF II	Tidewater Cove	Yes	CMA	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	SMF II	Rochester & Auburn Shoppes	Yes	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	SMF II	Hampton Inn College Park	Yes	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Barclays	Sunnyslope Shopping Center	Yes	CMA	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	SMF II	Fairfield Inn & Suites Smithfield	Yes	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	JPMCB	Behringer Net Lease Portfolio	Yes	CMA	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.01	JPMCB	Hobby Lobby - Jasper														NAP	NAP	NAP
33.02	JPMCB	Tractor Supply Co. - Sidney														NAP	NAP	NAP
33.03	JPMCB	Tractor Supply Co. - Atoka														NAP	NAP	NAP
34	Barclays	Hampton Pointe	Yes	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	JPMCB	8800 Melrose - John Varvatos Building	Yes	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	SMF II	Safeway - Vancouver	Yes	CMA	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Barclays	Laredo H-E-B Shopping Center	Yes	CMA	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	SMF II	Hyatt Place Houston	Yes	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	Barclays	The Meadows Apartments	Yes	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	JPMCB	Holiday Inn Express & Suites Indianapolis East	Yes	CMA	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41	SMF II	Gainesville Shopping Center	Yes	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42	Barclays	Capital Plaza	Yes	CMA	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43	SMF II	Holiday Inn Express & Suites West Coxsackie	Yes	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
44	Barclays	Manor Pointe	Yes	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45	Barclays	Bay Pointe (Gulf)	Yes	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
46	Barclays	Burbank Pointe	Yes	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
47	Barclays	Windrush	Yes	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
48	Barclays	Rose Pointe (Orizaba)	Yes	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
49	Barclays	Casa Luna	Yes	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
50	SMF II	University Terrace	Yes	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
51	Barclays	Shadow Brooks	Yes	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-9

ANNEX A-1

			HOTEL OPERATING STATISTICS

			2012	2012	2012	2013	2013	2013	2014	2014	2014	Most Recent	Most Recent	Most Recent	UW	UW	UW
Loan #	Seller(1)	Property Name	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Loan #
1	JPMCB	32 Avenue of the Americas																1
2	JPMCB	7700 Parmer																2
3	SMF II	Heinz 57 Center																3
4	JPMCB	Highland Landmark V																4
5	JPMCB	The 9										66.6%	203.64	135.63	65.8%	200.36	131.83	5
5.01	JPMCB	The Metropolitan Hotel										66.6%	203.64	135.63	65.8%	200.36	131.83	5.01
5.02	JPMCB	Concierge Living at the Nine																5.02
5.03	JPMCB	Tower Parking Garage																5.03
6	JPMCB	Holiday Inn Baltimore Inner Harbor	64.6%	117.90	76.13	65.7%	126.45	83.06	69.3%	135.64	94.03	63.1%	138.87	87.57	63.1%	138.87	87.57	6
7	JPMCB	First National Building																7
8	JPMCB	Knollwood Apartments																8
9	JPMCB	DoubleTree Tulsa Warren Place	59.8%	95.69	57.19	66.9%	95.13	63.63	67.3%	103.03	69.31	64.4%	100.22	64.53	64.4%	100.22	64.53	9
10	JPMCB	DoubleTree Anaheim - Orange County	73.3%	106.70	78.24	79.3%	112.49	89.24	80.7%	121.53	98.06	79.8%	127.71	101.93	75.0%	118.99	89.24	10
11	Barclays	Tri-County Towne Center																11
12	RCMC	2610 Wycliff Road																12
13	SMF II	Franklin Ridge - 9910 Building																13
14	SMF II	Franklin Ridge - 9920 Building																14
15	SMF II	Franklin Ridge - 9900 Building																15
16	RCMC	Manhattan Beach Medical Office																16
17	JPMCB	Novant Portfolio																17
17.01	JPMCB	4020 Kilpatrick Street																17.01
17.02	JPMCB	17220 Northcross Drive																17.02
17.03	JPMCB	480 West Hanes Mill Road																17.03
17.04	JPMCB	171 Enterprise Way																17.04
17.05	JPMCB	140 Club Oaks Court																17.05
18	Barclays	Wellington Center																18
19	Barclays	Chattanooga & Greeley Retail Portfolio																19
19.01	Barclays	Chattanooga Retail Center																19.01
19.02	Barclays	Greeley Retail Center																19.02
20	JPMCB	500 Gregson																20
21	JPMCB	La Fontenay Apartments																21
22	SMF II	East Park Plaza																22
23	Barclays	Tri State Crossing																23
24	SMF II	Tops Plaza																24
25	JPMCB	Courtyard by Marriott McDonough	62.8%	86.21	54.16	71.2%	88.48	62.98	79.4%	97.46	77.35	75.7%	103.42	78.31	75.7%	103.42	78.31	25
26	Barclays	4926 Southridge Boulevard																26
27	JPMCB	Marketplace at Augusta - Townsend																27
28	SMF II	Tidewater Cove																28
29	SMF II	Rochester & Auburn Shoppes																29
30	SMF II	Hampton Inn College Park	74.9%	118.14	88.47	75.4%	118.21	89.18	79.2%	120.29	95.26	79.5%	118.83	94.47	79.5%	118.83	94.47	30
31	Barclays	Sunnyslope Shopping Center																31
32	SMF II	Fairfield Inn & Suites Smithfield							61.1%	84.49	51.62	69.6%	85.17	59.25	69.6%	85.17	59.25	32
33	JPMCB	Behringer Net Lease Portfolio																33
33.01	JPMCB	Hobby Lobby - Jasper																33.01
33.02	JPMCB	Tractor Supply Co. - Sidney																33.02
33.03	JPMCB	Tractor Supply Co. - Atoka																33.03
34	Barclays	Hampton Pointe																34
35	JPMCB	8800 Melrose - John Varvatos Building																35
36	SMF II	Safeway - Vancouver																36
37	Barclays	Laredo H-E-B Shopping Center																37
38	SMF II	Hyatt Place Houston	80.1%	92.49	74.09	80.5%	96.20	77.43	77.7%	99.91	77.66	74.7%	102.44	76.47	74.7%	102.44	76.47	38
39	Barclays	The Meadows Apartments																39
40	JPMCB	Holiday Inn Express & Suites Indianapolis East	64.0%	93.42	59.75	64.5%	94.53	60.93	65.4%	95.22	62.24	71.6%	101.92	72.97	70.4%	99.30	69.92	40
41	SMF II	Gainesville Shopping Center																41
42	Barclays	Capital Plaza																42
43	SMF II	Holiday Inn Express & Suites West Coxsackie	56.7%	119.83	67.94	63.0%	120.40	75.85	64.9%	125.90	81.73	65.6%	128.16	84.14	65.6%	128.16	84.14	43
44	Barclays	Manor Pointe																44
45	Barclays	Bay Pointe (Gulf)																45
46	Barclays	Burbank Pointe																46
47	Barclays	Windrush																47
48	Barclays	Rose Pointe (Orizaba)																48
49	Barclays	Casa Luna																49
50	SMF II	University Terrace																50
51	Barclays	Shadow Brooks																51

A-1-10

Footnotes to Annex A-1

(1)	“JPMCB” denotes JPMorgan Chase Bank, National Association, as Mortgage Loan Seller; “SMF II” denotes Starwood Mortgage Funding II LLC, as Mortgage Loan Seller; “Barclays” denotes Barclays Bank PLC, as Mortgage Loan Seller; and “RCMC” denotes Redwood Commercial Mortgage Corporation, as Mortgage Loan Seller.

(2)	Certain of the mortgage loans include parcels ground leased to tenants in the calculation of the total square footage and the occupancy of the mortgaged property.

With respect to Loan No. 2, 7700 Parmer, the mortgaged property is subject to a condominium regime, and the borrower owns 100% of the units.

With respect to Loan No. 5, The 9, the borrowers have a leasehold interest and sub-leasehold interest in the hotel and multifamily components of the property and fee title to the parking garage. The fee interest for the multifamily and hotel components is owned by the Cleveland-Cuyahoga County Port Authority, which executed two leases with the borrowers in order to accommodate certain tax abatements and historic tax credits for the property. The fee owner has signed accommodation mortgages pledging the fee interests to the lender; however, if there is a foreclosure triggering recapture of the historic tax credits prior to December 15, 2019, the lender’s mortgage will be subordinate to the master leases.

With respect to Loan No. 5, The 9, there are no release provisions associated with the three components of property. Accordingly, there are no allocated loan amounts associated with the hotel/multifamily/parking components of the property. If hypothetical allocated loan amounts were assigned based on each of the three components’ pro rata share of the total appraised value, the hypothetical allocated loan amounts for The Metropolitan Hotel, Concierge Living at the Nine and Tower Parking Garage would be approximately $39.1 million, $26.4 million and $11.5 million, respectively. Based on these hypothetical allocated loan amounts the Cut-off Date Loan / Unit for The Metropolitan at The 9 Hotel, Concierge Living at The 9 Apartments and Tower Garage components would be $250,536 per hotel room, $253,956 per multifamily unit and $44 per square foot for the parking space, respectively, and the Maturity Date Loan / Unit would be approximately $216,205, $219,157 and $38, respectively based on 156 hotel rooms, 104 multifamily rooms and 850 parking spaces.

With respect to Loan No. 17.05, Novant Portfolio – 140 Club Oaks Court, the mortgaged property consists of one unit in a three-unit office condominium regime.

With respect to Loan No. 37, Laredo H-E-B Shopping Center, the Largest Tenant, H-E-B Grocery, ground leases its space from the borrower. The tenant’s ground lease currently expires on May 30, 2019 with six five-year extension options remaining.

With respect to Loan No. 46, Burbank Pointe, the mortgaged property is subject to the Rent Stabilization Ordinance of the Los Angeles Municipal Code, as it was built prior to October 31, 1978. The annual allowable rent increase is based on the as-reported Consumer Price Index for the Los Angeles-Long Beach-Anaheim areas for the 12-month period ending September 30 of each year. The percentage increase can be no lower than 3.0% and no higher than 8.0%, subject to yearly updates.

With respect to Loan No. 49, Casa Luna, the mortgaged property is subject to the Rent Stabilization Ordinance of the Los Angeles Municipal Code, as it was built prior to October 31, 1978. The annual allowable rent increase is based on the as-reported Consumer Price Index for the Los Angeles-Long Beach-Anaheim areas for the 12-month period ending September 30 of each year. The percentage increase can be no lower than 3.0% and no higher than 8.0%, subject to yearly updates.

(3)	In certain cases, mortgaged properties may have tenants that have executed leases that were included in the underwriting but have not yet commenced paying rent and/or are not in occupancy.

With respect to Loan No. 2, 7700 Parmer, UW Revenues ($) include the average rent over the term of each lease for four tenants which have investment grade ratings, including the Largest Tenant (eBay), the 2nd Largest Tenant (Oracle) and the 3rd Largest Tenant (Electronic Arts Inc.). In addition, Occupancy % and UW Revenues ($) include three tenants which have signed leases but not taken occupancy of their respective spaces and/or commenced paying rent including the 3rd Largest Tenant (Electronic Arts Inc.), the 4th Largest Tenant (Google) and the sixth largest tenant by net rentable area (The Dun & Bradstreet Corporation).

A-1-11

With respect to Loan No. 3, Heinz 57 Center, the Largest Tenant, Heinz, currently leases 309,623 square feet (44.3% of the net rentable area) at the mortgaged property. However, Heinz vacated the Heinz 57 Center property between mid-2013 and early 2014. Heinz does not have any termination options and continues to pay rent under its lease which expires on July 31, 2026. Approximately 53.1% of the Heinz space is subleased through 2026 to University of Pittsburgh Medical Center (140,967 square feet) and Grant Street Group (23,314 square feet), which equates to an Occupancy % of 74.9% for the mortgaged property.

With respect to Loan No. 5, The 9, 43.5% of total UW Revenues ($) are attributable to the food and beverage amenities at the property and 9.7% of total UW Revenues ($) are attributable to the parking garage at the property. In addition, the Azure Sun Lounge and the Vault, food and beverage venues at the property, are leased to affiliates of the borrowers. The mortgage loan has a master lease structure designed to accommodate the historic tax credits from the recent rehabilitation of the property. Two of the borrowers master lease the hotel and multifamily components of the mortgaged property to two of the other borrowing entities. The federal tax credits were passed through the master lease structure to investors which hold 99% of the equity interests in the master lessee borrowers, and the state tax credits were allocated to an investor in the master lessors. The terms of the master leases run through January 1, 2046, which is the date that is 32 years following the date the property was placed in service. The historic tax credit investors have put rights to an affiliate of the borrowers to purchase their interests in the master lessees or master lessors, as applicable, and at origination, the borrowers were required to escrow $251,000 in the Upfront Other Reserve ($) in the event the put rights are exercised. The borrowers are also required to escrow $18,750 on each of the first 48 payment dates in the Monthly Other Reserve ($) in connection with the put rights. The lender, master lessors, master lessees and master sub-tenants have entered into subordination, non-disturbance and attornment agreements providing certain rights for the lender and master lessees prior to the recapture period for the historic tax credits. See “Description of the Mortgage Pool—Assessments of Property Value and Condition—Zoning and Building Code Compliance and Condemnation” and “—Tenant Issues—Affiliate Leases” in the Preliminary Prospectus for additional information.

With respect to Loan No. 7, First National Building, the Largest Tenant, Title Source, Inc., subleases 451,122 rentable square feet from Title Source Detroit LLC. If the primary lease terminates before the sublease and there is no default under the sublease, Title Source, Inc. has the right to become the direct tenant, upon 10 days’ written notice.

With respect to Loan No. 9, DoubleTree Tulsa Warren Place, 25.7% of total UW Revenues ($) are attributable to the food and beverage amenities at the property.

With respect to Loan No. 10, DoubleTree Anaheim – Orange County, 22.8% of total UW Revenues ($) are attributable to the food and beverage amenities at the property and 5.2% of total UW Revenues ($) are attributable to the parking garage and parking deck at the property.

With respect to Loan No. 12, 2610 Wycliff Road, the 2nd Largest Tenant, Dewberry Engineers Inc., is in occupancy but not required to pay rent until August 1, 2016. The rent from the tenant has been underwritten and the lender has escrowed eight months of rent of $407,055 at the loan origination.

With respect to Loan No. 16, Manhattan Beach Medical Office, the Largest Tenant, Beach Cities Orthopedics (with respect to 11.8% of the net rentable area), the 2nd Largest Tenant, Kaiser Foundation Health Plan (with respect to 26.1% of net rentable area) and the 3rd Largest Tenant, Ashley Magovern, M.D. (with respect to 6.2% of net rentable area), are currently undergoing renovations and/or build-outs of their related spaces. All tenants have commenced paying the full amount of their rent, except for Beach Cities Orthopedics which will be paying full rent for one of its spaces (3,500 square feet) in January 2016. A reserve of $1,190,773 was escrowed at closing for all outstanding tenant improvements and leasing obligations.

With respect to Loan No. 22, East Park Plaza, the 5th Largest Tenant, Tuesday Morning, has executed a lease but has not completed build out, taken full occupancy of its space or begun paying rent. The borrower anticipates that Tuesday Morning will take occupancy and begin paying rent in the first quarter of 2016. At origination of the mortgage loan, the borrower was required to reserve $493,304 in connection with tenant improvements and leasing commissions for Tuesday Morning's leased space.

With respect to Loan No. 29, Rochester & Auburn Shoppes, the Largest Tenant, Premier Pet Supply, has executed a lease but has not completed build out, taken full occupancy of its space or begun paying rent. The borrower anticipates rental payments to commence on December 31, 2015. The 3rd Largest Tenant, Dental One, has executed a lease but has not completed build out, taken full occupancy of its space or begun paying rent. The borrower anticipates rental payments to commence on February 1, 2016. At origination of the mortgage loan, the borrower was required to reserve $649,259 in connection with Premier Pet Supply’s and Dental One's leased

A-1-12

spaces. The loan sponsor has executed a master lease for the two leased spaces until the respective times at which the tenants are in occupancy, paying rent and open for business.

(4)	With respect to all mortgage loans, with the exceptions of the mortgage loans listed below, the Current LTV % and the Maturity LTV % are based on the “as-is” Appraised Value ($) even though, for certain mortgage loans, the appraiser provided “as-stabilized” values based on certain criteria being met.

With respect to Loan No. 2, 7700 Parmer, the Appraised Value ($) represents the “hypothetical as-is value” of $272,250,000, which assumes that all outstanding tenant improvements, leasing commissions and rent abatements/free rent have been paid. At origination, the borrower was required to reserve $19,803,193 for outstanding tenant improvements and $3,780,811 for outstanding rent abatements/free rent. The “as-is” value as of October 27, 2015 was $249,000,000, which results in a Current LTV % and Maturity LTV % of 71.1% and 71.1%, respectively.

With respect to Loan No. 6, Holiday Inn Baltimore Inner Harbor, the Appraised Value ($) represents the “hypothetical value assuming renovation is complete” of $61,200,000, which assumes that proposed renovations related to a capital expenditure plan have been completed. At origination, the borrower was required reserve $4,000,000 to complete the renovations. The “as-is” value as of August 19, 2015 was $56,700,000, which results in a Current LTV % and Maturity LTV % of 69.7% and 61.6%, respectively.

With respect to Loan No. 9, DoubleTree Tulsa Warren Place, the Appraised Value ($) represents the “as-is market value based on a hypothetical condition” of $34,200,000, which assumes that the property improvement plan in place at origination has been completed. At origination, the borrower was required reserve $4,000,000 to complete the property improvement plan. The “as-is” value as of October 1, 2015 was $29,500,000, which results in a Current LTV % and Maturity LTV % of 67.8% and 62.6%, respectively.

With respect to Loan No. 10, DoubleTree Anaheim – Orange County, the Appraised Value ($) represents the “as complete” hypothetical value of $83,800,000, which assumes that proposed renovations related to the property improvement plan have been completed. At origination, a trust related to the loan sponsor posted a $1,000,000 letter of credit for renovations. If at any time the remaining cost to complete the property improvement plan is equal to or less than $500,000, the borrowers may replace the letter of credit delivered at origination with a new letter of credit in the amount of $500,000. The “as-is” value as of September 9, 2015 was $81,200,000, which results in a Current LTV % and Maturity LTV % of 61.5% and 49.9%, respectively.

With respect to Loan No. 16, Manhattan Beach Medical Office, the Appraised Value ($) represents the “hypothetical as stabilized market value” of $24,000,000 as of October 12, 2015, based on a hypothetical condition that proposed construction has been completed and market occupancy and cash flow has been achieved with respect to three tenants that are currently undergoing renovations and/or build-outs of their related spaces: Beach Cities Orthopedics (with respect to 11.8% of the net rentable area), Kaiser Foundation Health Plan (with respect to 26.1% of the net rentable area) and Ashley Magovern, M.D. (with respect to 6.2% of the net rentable area). All tenants have commenced paying the full amount of their rent, except for Beach Cities Orthopedics which will be paying full rent for one of its spaces (3,500 square feet) in January 2016. A reserve of $1,190,773 has been escrowed at closing for all outstanding tenant improvements and leasing commission obligations. The “as-is” value as of October 12, 2015 was $22,500,000, which results in a Current LTV % of approximately 77.8% and a Maturity LTV % of approximately 71.5%.

With respect to Loan No. 35, 8800 Melrose - John Varvatos Building, the Appraised Value ($) represents the “hypothetical building value with off-site parking” of $13,370,000, which assumes that the parcel of the property improved with a parking lot, as currently purposed, is vacant and available for development as of the appraisal date, and that the existing 11 parking spaces are relocated off-site as of the appraisal date. The “as-is” value as of November 7, 2015 was $15,500,000, which results in a Current LTV % and Maturity LTV % of 48.4% and 48.4%, respectively.

With respect to Loan No. 38, Hyatt Place Houston, Appraised Value ($) represents the “as-complete market value based on a hypothetical condition” value of $12,000,000 (corresponding to a Current LTV % of 55.0%) that assumes a property improvement plan was completed at the mortgaged property at a cost of $1,923,303 as of August 1, 2015. The related appraisal also reported an “as-is” value of $10,000,000 (corresponding to a Current LTV % of 66.0% and a Maturity LTV % of 61.5%) that assumes the property improvement plan has not yet been completed but makes the extraordinary assumption that it will be completed during the first year of the projection period at a cost of $1,932,303. The franchisor required a property improvement plan at the mortgaged property in connection with extending the franchise agreement through 2035. At origination of the mortgage loan, the borrower deposited $2,079,803 for property improvements.

A-1-13

(5)	For mortgage loans secured by multiple mortgaged properties, each mortgage loan’s Original Balance ($), Current Balance ($), and Maturity/ARD Balance ($) are allocated to the respective mortgaged property based on the mortgage loan’s documentation, or if no such allocation is provided in the mortgage loan documentation, the mortgage loan seller’s determination of the appropriate allocation.

(6)	With respect to Loan No. 1, 32 Avenue of the Americas, the mortgage loan is part of a whole loan with an original principal amount of $425,000,000 (the “32 Avenue of the Americas Whole Loan”) which is comprised of five pari passu components (Note A-1, Note A-2, Note A-3, Note A-4 and Note A-5). Note A-2 (the “32 Avenue of the Americas Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $100,000,000 and is being contributed to the JPMCC 2015-JP1 Trust. Note A-1 has an outstanding principal balance as of the Cut-off Date of $125,000,000 and was contributed to the JPMBB 2015-C33 Trust. Note A-4 has an outstanding principal balance as of the Cut-off Date of $70,000,000 and was contributed to the COMM 2015-LC23 Trust. Note A-3 and Note A-5 (collectively, with Note A-1 and Note A-4, the “32 Avenue of the Americas Pari Passu Companion Loans”) have an aggregate outstanding principal balance as of the Cut-off Date of $130,000,000 and are expected to be contributed to one or more future securitization trusts. All loan metrics are based on the 32 Avenue of the Americas Whole Loan balance.

With respect to Loan No. 2, 7700 Parmer, the mortgage loan is part of a whole loan with an original principal balance of $177,000,000 (the “7700 Parmer Whole Loan”) which is comprised of three pari passu components (Note A-1, Note A-2 and Note A-3). Note A-1 (the “7700 Parmer Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $75,000,000 and is being contributed to the JPMCC 2015-JP1 Trust. Note A-2 and Note A-3 (together, the “7700 Parmer Pari Passu Companion Loans”) have an aggregate outstanding principal balance as of the Cut-off Date of $102,000,000 and are expected to be contributed to one or more future securitization trusts. All loan level metrics are based on the 7700 Parmer Whole Loan balance.

With respect to Loan No. 3, Heinz 57 Center, the mortgage loan is part of a whole loan with an original principal balance of $76,000,000 (the “Heinz 57 Center Whole Loan”) which is comprised of two pari passu components (Note A-1 and Note A-2). Note A-1 (the “Heinz 57 Center Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $50,000,000 and is being contributed to the JPMCC 2015-JP1 Trust. Note A-2 (the “Heinz 57 Center Pari Passu Companion Loan”) has an outstanding principal balance as of the Cut-off Date of $26,000,000 and is expected to be contributed to a future securitization trust. All loan level metrics are based on the Heinz 57 Center Whole Loan balance.

With respect to Loan No. 5, The 9, the mortgage loan is part of a whole loan with an original principal balance of $77,000,000 (“The 9 Whole Loan”) which is comprised of two pari passu components (Note A-1 and Note A-2). Note A-1 (“The 9 Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $40,000,000 and is being contributed to the JPMCC 2015-JP1 Trust. Note A-2 (“The 9 Pari Passu Companion Loan”) has an outstanding principal balance as of the Cut-off Date of $37,000,000 and is expected to be contributed to a future securitization trust. All loan level metrics are based on The 9 Whole Loan balance.

With respect to Loan No. 7, First National Building, the mortgage loan is part of a whole loan with an original principal balance of $70,000,000 (the “First National Building Whole Loan”) which is comprised of two pari passu components (Note A-1 and Note A-2). Note A-2 (the “First National Building Mortgage Loan”) has an outstanding principal balance of $30,000,000 as of the Cut-off Date and is being contributed to the JPMCC 2015-JP1 Trust. Note A-1 (the “First National Building Pari Passu Companion Loan”) has an outstanding principal balance as of the Cut-off Date of $40,000,000 and was contributed to the JPMBB 2015-C32 Trust. All loan level metrics are based on the First National Building Whole Loan balance.

With respect to Loan No. 10, DoubleTree Anaheim – Orange County, the mortgage loan is part of a whole loan with an original principal balance of $50,000,000 (the “DoubleTree Anaheim – Orange County Whole Loan”) which is comprised of two pari passu components (Note A-1 and Note A-2). Note A-2 (the “DoubleTree Anaheim – Orange County Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $20,000,000 and is being contributed to the JPMCC 2015-JP1 Trust. Note A-1 (the “DoubleTree Anaheim – Orange County Pari Passu Companion Loan”) has an outstanding principal balance as of the Cut-off Date of $30,000,000 and was contributed to the JPMBB 2015-C33 Trust. All loan level metrics are based on the DoubleTree Anaheim – Orange County Whole Loan balance.

With respect to Loan Nos. 13, 14 and 15, Franklin Ridge - 9910 Building, Franklin Ridge - 9920 Building and Franklin Ridge - 9900 Building, the mortgage loans are cross-collateralized and cross-defaulted. All loan level metrics are based on the outstanding combined balance of $18,200,000. Upon expiration of the lockout period, the borrowers are permitted to obtain the release of any individual loan of the Franklin Ridge crossed loans provided

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that (i) no event of default has occurred and is continuing and (ii) the borrowers partially prepay an amount equal to the greater of (A) 120% of the outstanding principal balance for the release loan and (B) with respect to the remaining Franklin Ridge crossed loan or loans, as applicable, the amount that results in (x) the loan-to-value ratio immediately following such partial release being equal to or less than 70%, (y) the debt service coverage ratio immediately following such partial release being equal to or greater than 1.35x and (z) the debt yield following such partial release being equal to or greater than 10.0%, as determined by the lender. Additionally, upon expiration of the lockout period, the borrowers are permitted to obtain the release of any individual loan of the Franklin Ridge crossed loans in connection with an assumption provided that (i) no event of default has occurred and is continuing and (ii) with respect to the assumed Franklin Ridge crossed loan or loans and the remaining Franklin Ridge crossed loan or loans, as applicable, (x) the loan-to-value ratio immediately following such partial release is equal to or less than 75%, (y) the debt service coverage ratio immediately following such partial release is equal to or greater than 1.35x and (z) the debt yield immediately following such partial release is equal to or greater than 10.0%, as determined by the lender.

(7)	Each number identifies a group of related borrowers.

With respect to Loan Nos. 6 and 9, Holiday Inn Baltimore Inner Harbor and DoubleTree Tulsa Warren Place, affiliates of The Procaccianti Group own approximately 9.6% and 4.0% of the direct or indirect equity interests in the related borrowers.

With respect to Loan Nos. 10, 11 and 33, DoubleTree Anaheim - Orange County, Tri-County Towne Center and Behringer Net Lease Portfolio, respectively, the borrowers own the related properties as tenants-in-common. Please see the section entitled “Risk Factors – Tenancies-in-Common May Hinder Recovery” in the Preliminary Prospectus for additional information.

(8)	For each mortgage loan, the excess of the related Interest Rate % over the related Servicing Fee Rate, the Trustee Fee Rate (including the Certificate Administrator fee rate), the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate (collectively, the “Admin Fee %”).

(9)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 366/360.

(10)	With respect to all mortgage loans, except for the mortgage loan(s) listed below, Annual Debt Service ($) is calculated by multiplying the Monthly Debt Service ($) by 12.

(11)	With respect to Loan No. 33, Behringer Net Lease Portfolio, the mortgage loan has an ARD feature with an anticipated repayment date of December 1, 2025, with an increase in the interest rate equal to 3.00000% per annum plus the greater of (i) 4.69700% per annum, or (ii) the 10-year swap yield as determined by the lender on the anticipated repayment date, until the Final Mat Date of January 1, 2029. The loan documents provide that the revised interest rate may not exceed 9.69700% per annum.

(12)	The “L” component of the prepayment provision represents lockout payments.
The “Def” component of the prepayment provision represents defeasance payments.
The “YM” component of the prepayment provision represents yield maintenance payments.
The “O” Component of the prepayment provision represents the free payments including the Maturity Date.

With respect to Loan No. 3, Heinz 57 Center, the lockout period will be at least 24 payments beginning with and including the first payment date of January 6, 2016. Defeasance of the full $76.0 million Heinz 57 Center Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) three years from the origination date of November 17, 2015.

With respect to Loan No. 9, DoubleTree Tulsa Warren Place, there is no lockout period preventing prepayment of the mortgage loan.

(13)	With respect to some mortgage loans, historical financial information may not be available due to the when the properties were constructed and/or acquired.

With respect to Loan No. 2, 7700 Parmer, Most Recent Revenues ($), Most Recent Total Expenses ($) and Most Recent NOI ($) are based on the trailing six-month period ending June 30, 2015, annualized.

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With respect to Loan Nos. 5 and 33, The 9 and Behringer Net Lease Portfolio, the related properties were constructed/renovated between 2013 and 2015 and consequently limited historical financial information is available.

With respect to Loan No. 19, Chattanooga & Greeley Retail Portfolio, for the Chattanooga Retail Center mortgaged property, Most Recent Revenues ($), Most Recent Total Expenses ($) and Most Recent NOI ($) are based on the trailing five months ending May 31, 2015, annualized.

With respect to Loan No. 19, Chattanooga & Greeley Retail Portfolio, the Chattanooga Retail Center and Greeley Retail Center mortgaged properties were acquired in 2015 and consequently limited historical financial information is available.

With respect to Loan No. 22, East Park Plaza, the previous loan was foreclosed on in 2014 and consequently 2014 Revenues ($) and 2014 Total Expenses ($) and 2014 NOI ($) are not available.

With respect to Loan No. 24, Tops Plaza, the previous loan defaulted and was placed in receivership in 2012 and consequently 2012 Revenues ($), 2012 Total Expenses ($) and 2012 NOI ($) are not available.

With respect to Loan No. 26, 4926 Southridge Boulevard, the mortgaged property was acquired in 2015 and consequently historical financials are not available.

With respect to Loan No. 29, Rochester & Auburn Shoppes, the mortgaged property was built in 2015 and consequently historical financial information is not available.

With respect to Loan No. 32, Fairfield Inn & Suites Smithfield, the mortgaged property was built in 2013 and consequently limited historical financial information is available.

With respect to Loan No. 35, 8800 Melrose – John Varvatos Building, Most Recent Revenues ($), Most Recent Total Expenses ($) and Most Recent NOI ($) are based on the trailing 10 months ending October 31, 2015, annualized.

With respect to Loan No. 36, Safeway - Vancouver, the mortgaged property was acquired in 2015 and consequently Most Recent Revenues ($), Most Recent Total Expenses ($) and Most Recent NOI ($) are not available.

With respect to Loan No. 39, The Meadows Apartments, the mortgaged property was acquired in July 2015 and consequently historical financials are not available.

With respect to Loan No. 42, Capital Plaza, historical financials are not available and Most Recent Revenues ($), Most Recent Total Expenses ($) and Most Recent NOI ($) are based on the eight months ending May 31, 2015, annualized, as the mortgaged property was acquired in July 2015.

With respect to Loan No. 50, University Terrace, the mortgaged property was acquired in 2015 and the seller did not provide historical financial information prior to 2014.

(14)	With respect to all hotel properties, the UW NOI ($) is shown after taking a deduction for an FF&E reserve, and as such, the UW NOI ($) and UW NCF ($) for these properties are the same.

With respect to Loan No. 5, The 9, the property benefits from two tax abatement programs. The multifamily component of the property is subject to a 12 year tax abatement which runs through the 2024 tax year, and the hotel component of the property is subject to a nine year tax abatement which runs through the 2021 tax year. In addition, the property is subject to a 30 year tax increment financing mortgage that expires on March 20, 2043, which requires payments in lieu of taxes after the expiration of the tax abatements. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus for additional information.

With respect to Loan No. 35, 8800 Melrose - John Varvatos Building, UW Total Expenses ($) do not include real estate taxes as the sole tenant at the property is required to pay such taxes under its triple net lease.

(15)	The UW NOI DSCR and UW NCF DSCR for all partial interest-only mortgage loans were calculated based on the first principal and interest payment after the Note Date during the term of the mortgage loan.

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(16)	With respect to Loan No. 5, The 9, the borrowers own leasehold interests and sub-leasehold interests in the tower containing the hotel and multifamily components of the mortgaged property through air rights leases and subleases, respectively. The fee interest for the tower containing the multifamily and hotel components and the building improvements are owned by the Cleveland-Cuyahoga County Port Authority (the “Port Authority”), which executed the air rights leases with the borrowers in order to accommodate the tax abatements related to the mortgaged property. The Port Authority pledged its fee interests in the hotel and multifamily component to the lender pursuant to an accommodation mortgage. In addition, the mortgaged property also includes the leasehold interests for two space leases for bars (the Vault and Azure Sun Lounge) located in buildings adjacent to the tower containing the hotel and residential components of the mortgaged property. One of the borrowers is the lessee under the leases, and an affiliate of the borrowers owns the fee interests in the buildings.

With respect to Loan No. 12, 2610 Wycliff Road, a portion of the mortgaged property consisting of 71 parking spots is subject to a ground lease. The lease term expires on June 30, 2020 and the ground lease does not contain customary leasehold mortgagee protections. The parking spots are not required for zoning purposes, as a total of 542 parking spaces (excluding the 71 parking spots) are currently available while zoning currently requires 495 spaces. At expiration, the lease will be released from the lien of the mortgage loan. No value was attributable to this ground lease portion of the mortgaged property in the related appraisal.

With respect to Loan No. 37, Laredo H-E-B Shopping Center, the mortgaged property is subject to a ground lease between the borrower and the City of Laredo. The ground lease matures on November 5, 2055, with no extension options. The annual payment under the ground lease is $81,000 plus 30% of the percentage rent collected and additional rent comprised of real estate taxes on the land only.

(17)	Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related loan documents.

With respect to Loan No. 1, 32 Avenue of the Americas, the borrower was required at origination to deposit $2,841,331 for outstanding tenant improvements, $1,796,381 for free rent reserves and $1,067,412 for outstanding leasing commissions into the Upfront Other Reserve ($).

With respect to Loan No. 2, 7700 Parmer, the borrower was required at origination to deposit $16,805,433 for tenant improvements, $2,997,760 for leasing commissions and $3,780,811 for outstanding free rent into the Upfront Other Reserve ($).

With respect to Loan No. 5, The 9, the borrowers delivered a $7,000,000 letter of credit at origination as additional security for the loan. The letter of credit may be released upon satisfaction of the following conditions: (i) the debt yield for the property for the trailing 12-month period (with respect to the parking garage and the hotel component), and the trailing three-month period (with respect to the multifamily component), immediately preceding the date of determination is equal to or greater than 10.25%; and (ii) there is no cash sweep event existing. In addition, the borrowers were required to reserve $19,250, which amount represents 110% of the estimated cost of transferring the letter of credit to the securitization, in the Upfront Other Reserve ($) to pay for such costs. In addition, the borrowers escrowed the following amounts into the Upfront Other Reserve ($): $251,000 in the event the put rights under the related master leases are exercised by the historic tax credit investors; (ii) $210,417 for rent under the sublease for the hotel component of the property, which is required to be held as additional collateral until the occurrence of a cash sweep period under the loan documents; (iii) $217,000 for rent under the sublease for the multifamily component of the property, which is required to be held as additional collateral until the occurrence of a cash sweep period under the loan documents; (iii) $51,082 for rent under the space leases for the Azure Sun Lounge and Vault leases; and (iv) $10,000 for the costs and expenses of the borrowers to acquire the fee interests in the property under the air rights leases.

With respect to Loan No. 6, Holiday Inn Baltimore Inner Harbor, the borrower was required to deposit $4,000,000 into the Upfront Other Reserve ($) for completion of a proposed capital expenditures plan.

With respect to Loan No. 7, First National Building, the borrower was required on the closing date to escrow $6,250,929 for outstanding tenant improvements, $1,667,944 for free rent and $563,811 for leasing commissions.

With respect to Loan No. 9, DoubleTree Tulsa Warren Place, the borrower was required to deposit $4,000,000 into the Upfront Other Reserve ($) for completion of a property improvement plan required by the related franchise agreement.

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With respect to Loan No. 11, Tri-County Towne Center, the borrower posted as additional collateral for the loan a $750,000 letter of credit, which currently equates to approximately 2.5 years' worth of Office Depot rent and reimbursements. Upon an event of default, the lender will have the right to draw on the letter of credit in order to pay down the loan or fund reserves. Within the lender’s discretion, the letter of credit may be released once Office Depot renews its lease at economic terms no worse than those currently existing or if there is a replacement tenant acceptable to lender.

With respect to Loan No. 17, Novant Portfolio, the borrowers were required to reserve $397,180 into the Upfront Other Reserve ($) for outstanding tenant improvements and leasing commission obligations related to the 17220 Northcross Drive mortgaged property.

(18)	Represents the monthly amounts required to be deposited by the borrower. The monthly collected amounts may be increased or decreased pursuant to the terms of the related loan documents. In certain cases, reserves with $0 balances are springing and are collected in the event of certain conditions being triggered in the respective mortgage loan documents. In certain other cases, all excess cash flow will be swept into reserve accounts in the event of certain conditions being trigger in the respective mortgage loan documents.

With respect to Loan No. 1, 32 Avenue of the Americas, the obligation for the borrower to make deposits into the Monthly RE Tax Reserve ($), Monthly Capex Reserve ($) and Monthly TI/LC Reserve ($) is waived provided that (i) there is no event of default and (ii) the debt service coverage ratio based upon the trailing three-month period is less than 1.15x for two consecutive calendar quarters.

With respect to Loan No. 2, 7700 Parmer, the borrower is required to reserve excess cash flow after payment of debt service and required reserves (and, during the existence of a cash sweep period under the loan documents, the operating expenses) plus any lease termination fees received by the borrower into the Monthly Other Reserve ($), to be used in case of any future re-tenanting of the space currently leased by the Largest Tenant, eBay.

With respect to Loan No. 4, Highland Landmark V, the borrower will be required to deposit into the Monthly TI/LC Reserve ($) (i) $100,000 on each payment date occurring in the months of December 2015 through July 2016, and (ii) on the payment date occurring in August 2016, an amount equal to the balance owed to the Largest Tenant, DeVry, Inc., under its lease in connection with outstanding tenant improvements or replenishment of its tenant improvement allowance for the DeVry, Inc. tenant.

With respect to Loan No. 5, The 9, the borrowers are required to reserve the following amounts into the Monthly Other Reserve ($): (i) $18,750 on the first 48 payment dates, to be used in the event that the historic tax credit investors exercise their put rights to the borrowers; (ii) additional amounts such that the existing funds on deposit for the hotel and multifamily component subleases equal the then-current rent payment for the applicable period; and (iii) an amount such that the aggregate amount of funds on deposit for the Azure Sun Lounge and the Vault is equal to the aggregate rent due under the leases for the next three months.

With respect to Loan No. 10, DoubleTree Anaheim – Orange County, the obligation for the borrowers to make deposits into the Monthly RE Tax Reserve ($) is waived provided that either (i) the lender receives evidence that the hotel manager has paid all such amounts when due or (ii)(a) there is no event of default and (b) the debt service coverage ratio based on any trailing six-month period is at least 1.45x. In addition to the Monthly Capex Reserve ($) in the amount of 4% of gross revenues, the borrowers are required to reserve any amounts required by a property improvement plan (other than the property improvement plan in place at origination of the mortgage loan).

With respect to Loan No. 12, 2610 Wycliff Road, if the initial escrow of $228,000 is depleted below $35,000, the ongoing collections into the Monthly Capex Reserve ($) will equal $2,900 and be subject to a cap of $35,000, provided no event of default has occurred and the property is being adequately maintained.

With respect to Loan No. 12, 2610 Wycliff Road, if the initial escrow of $1,000,000 is depleted below $250,000, the ongoing collections into the Monthly TI/LC Reserve ($) will equal $7,300, subject to a cap of (i) $800,000, provided no event of default occurs or (ii) $1,000,000, if CSC Government Solutions LLC fails to renew its lease 12 months prior to the lease expiration or terminates its lease, as detailed in the loan documents.

With respect to Loan No. 13, Franklin Ridge - 9910 Building, the borrower is required to deposit $9,379 into the Monthly TI/LC Reserve ($) each month up to and including December 6, 2017. Commencing in January 2018, the borrower will be instead required to deposit $4,690 into the Monthly TI/LC Reserve ($). In addition, so long as no event of default or other sweep event period has occurred and is continuing, commencing on the first monthly payment date following renewals with respect to both the Johns Hopkins University space and the Strayer

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University, Inc. space, the borrower will be required to deposit $3,517 into the Monthly TI/LC Reserve ($) on a monthly basis.

With respect to Loan No. 14, Franklin Ridge - 9920 Building, the borrower is required to deposit $7,253 into the Monthly TI/LC Reserve ($) each month up to and including December 6, 2017. Commencing in January 2018, the borrower will be required to deposit $3,627 into the Monthly TI/LC Reserve ($). In addition, so long as no event of default or other sweep event period has occurred and is continuing, commencing on the first monthly payment date following renewals event with respect to both the Johns Hopkins University space and the Strayer University, Inc. space, the borrower will be required to deposit $2,720 into the Monthly TI/LC Reserve ($) on a monthly basis.

With respect to Loan No. 15, Franklin Ridge - 9900 Building, the borrower is required to deposit $5,681 into the Monthly TI/LC Reserve ($) each month up to and including December 6, 2017. Commencing in January 2018, the borrower will be required to deposit $2,841 into the Monthly TI/LC Reserve ($). In addition, so long as no event of default or other sweep event period has occurred and is continuing, commencing on the first monthly payment date following renewals with respect to both the Johns Hopkins University space and the Strayer University, Inc. space, the borrower will be required to deposit $2,131 into the Monthly TI/LC Reserve ($) on a monthly basis.

With respect to Loan No. 18, Wellington Center, the borrower, commencing in December 2016, is required to make monthly deposits into the Monthly TI/LC Reserve ($) account equal to approximately $11,089 if the TI/LC account falls below $250,000. On each payment date occurring on and before November 2016, the borrower will pay to the lender the difference between the amortizing monthly debt service payment and the interest-only monthly debt service payment.

With respect to Loan No. 19, Chattanooga & Greeley Retail Portfolio, in the event Academy Sports + Outdoors goes dark, files for bankruptcy, defaults on its lease or the date which is six months prior to its lease expiration on June 30, 2025, the borrowers are required to deposit all lease termination payments into the Monthly TI/LC Reserve ($). In the event Kohl’s goes dark, at the Greeley Retail Center mortgaged property, files for bankruptcy, defaults on its lease or the date which is nine months prior to its lease expiration on January 31, 2025, the borrowers are required to deposit all lease termination payments into the Monthly TI/LC Reserve ($).

With respect to Loan No. 20, 500 Gregson, on the origination date, the borrower was required to deposit $600,000 into the Upfront TI/LC Reserve ($). On the first monthly payment date on which the Upfront TI/LC Reserve ($) falls below $300,000 and on each payment date thereafter until such amount equals or exceeds $300,000, the borrower will be required to deposit $9,000 into the Monthly TI/LC Reserve ($). In addition, on the first monthly payment date on which the amount of the replacement reserve fund is less than $20,000 and on each payment date thereafter, the borrower is required to deposit $1,800 into the replacement reserve. In addition, in connection with satisfying the criteria required in the event of replacing American Airlines in its space, the borrower may elect to, but is not required to, deposit the amount equal to any free rent credit and/or any outstanding tenant improvement funds into the Monthly TI/LC Reserve ($).

With respect to Loan No. 26, 4926 Southridge Boulevard, upon the occurrence and during the continuance of an event of default, the borrower is required to make deposits into the Monthly Capex Reserve ($) account equal to approximately $5,333.

With respect to Loan No. 27, Marketplace at Augusta - Townsend, the borrower is required to deposit into the Monthly TI/LC Reserve ($) (i) (A) upon certain trigger events with respect to Michaels, an amount equal to 1/12 of the then annual rent payable by Michaels (the “Michaels Rent”); (B) upon certain trigger events with respect to SBC Port Theatres Corp. (“Regal Cinemas”), an amount equal to 1/12 of the then annual rent payable by Regal Cinemas (the “Regal Cinemas Rent”); and (C) upon certain trigger events with respect to both Michaels and Regal Cinemas, an amount equal to the sum of the Michaels Rent and the Regal Cinemas Rent; (ii) upon certain trigger events with respect to Kaplan University, an amount equal to 1/12 of the then annual rent payable by Kaplan University; and (iii) in the event the ratio calculated by the annual amount of Regal Cinemas base rent plus any applicable reimbursements paid divided by the annual amount of Regal Cinemas’ sales equals or exceeds 20%, an amount equal to 1/12 of the then annual rent payable by Regal Cinemas. In addition, in connection with satisfying the criteria required for replacing Barnes & Noble, Kaplan University and/or any other tenant which leases 10,000 rentable square feet or more, the borrower may elect to deposit the amount equal to any free rent credit due from the borrower into the Monthly Other Reserve ($).

With respect to Loan No. 28, Tidewater Cove, commencing with the first monthly payment date, all excess cash flow after payment of debt service, required reserves and operating expenses will be transferred to the Monthly TI/LC Reserve ($) until such time as the balance in the Monthly TI/LC Reserve ($) is at least equal to a cap of $1,200,000, at which time the requirement of monthly deposits into the Monthly TI/LC Reserve ($) will be

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suspended. If the Monthly TI/LC Reserve ($) falls below the cap, the borrower will be required to deposit $5,583 monthly.

With respect to Loan No. 31, Sunnyslope Shopping Center, the borrower is required to make deposits into the Monthly TI/LC Reserve ($) account equal to $4,693 if the Monthly TI/LC Reserve ($) account falls below $250,000.

With respect to Loan No. 33, Behringer Net Lease Portfolio, the requirement to make deposits in the Monthly RE Tax Reserve ($) and Monthly Ins. Reserve ($) is waived provided no event of default exists and: (i) with respect to the Monthly RE Tax Reserve ($), each property consists entirely of one or more separate tax parcels and no part of any other tax parcel not owned by the borrower, and the lease at each applicable property is in full force and effect and requires the tenant of such property to make payments of taxes directly to the applicable governmental authority, and the lender receives satisfactory evidence that such taxes are paid when due, and (ii) with respect to the Monthly Ins. Reserve ($), the lease at each applicable property is in full force and effect and requires the tenant of such property maintain the insurance policies in amounts and coverages which satisfy the requirements set forth in the loan documents, and the lender receives satisfactory evidence that such policies are in full force and effect.

With respect to Loan No. 36, Safeway - Vancouver, commencing on the first monthly payment date, all excess cash flow after the payment of debt service, required reserves and operating expenses will be transferred to the Monthly TI/LC Reserve ($) until such time as the balance in the Monthly TI/LC Reserve ($) is at least equal to a cap of $1,000,000, at which time the requirement for monthly deposits into the Monthly TI/LC Reserve ($) will be suspended. If the Monthly TI/LC Reserve ($) falls below the cap, the borrower will be required to deposit $2,840 monthly.

With respect to Loan No. 38, Hyatt Place Houston, the borrower is required to deposit into the Monthly Capex Reserve ($) an amount equal to 1/12th of (x) 2.0% of annual gross revenues through December 6, 2017 and (y) 4.0% of annual gross revenues on each payment date thereafter.

With respect to Loan No. 42, Capital Plaza, in the event that any tenant has an outstanding free rent credit pursuant to their respective lease and/or the borrower enters into a lease after the closing date that provides for a rental abatement period, the borrower may elect to, but will not be required to, deposit the amount of such rent abatement with the lender.

With respect to Loan No. 43, Holiday Inn Express & Suites West Coxsackie, deposits to the Monthly Capex Reserve ($) in the amount of 1/12th of 5.0% of annual gross revenues will be required, which, provided no event of default then exists under the loan documents, will be reduced to 4.0% upon receipt of satisfactory evidence that the PIP scheduled for 2021 has been completed. Beginning in July 2020, the borrower will be required to deposit into the PIP Reserve an amount equal to 1/12th of $575,000 less the balance then on deposit in the Monthly Capex Reserve ($).

(19)	Represents a cap on the amount required to be deposited by the borrower pursuant to the related mortgage loan documents. In certain cases, during the term of the mortgage loan, the caps may be altered or terminated subject to conditions of the respective mortgage loan documents.

With respect to Loan Nos. 13, 14 and 15, Franklin Ridge - 9910 Building, Franklin Ridge - 9920 Building and Franklin Ridge - 9900 Building, upon receipt of satisfactory evidence that each of Johns Hopkins University and Strayer University Inc. have renewed or entered into a new lease having an expiration date no earlier than December 31, 2025 and December 31, 2024, respectively, on terms no less beneficial to the landlord than those of the current leases, and all outstanding landlord obligations have been satisfied, aggregate Monthly TI/LC Reserve ($) payments will be reduced to $8,368 per month. Further, upon the occurrence of the renewals or at such time as the borrowers have provided the lender with satisfactory evidence that replacement leases are in place for a period of two calendar quarters with respect to the spaces occupied by Johns Hopkins University and/or Strayer University Inc., as applicable, such that the occupancy of the aggregate rentable square footage at the properties is at least 92%, any funds held in the Monthly TI/LC Reserve ($) in excess of $50,000, $100,000 and $100,000 for the Franklin Ridge - 9910 Building, the Franklin Ridge - 9920 Building and the Franklin Ridge - 9900 Building, respectively, will be released to the applicable borrowers, and the TI/LC Reserve ($) Cap will be reduced to $250,000 from its current cap of $850,000. If one or more of the mortgage loans have been released at such time, the TI/LC Reserve ($) Cap will be further reduced by $50,000 per mortgaged property released and the amount of TI/LC reserve funds to be released to the borrowers in excess of such reduced cap will be adjusted accordingly.

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With respect to Loan Nos. 13, 14 and 15, Franklin Ridge – 9910 Building, Franklin Ridge – 9920 Building and Franklin Ridge – 9900 Building, the presented Capex Reserve ($) Cap of $135,180 represents a cap on Monthly Capex Reserve ($) payments on an aggregate basis.

With respect to Loan No. 22, East Park Plaza, after June 30, 2017, the Monthly TI/LC Reserve ($) will be capped at $350,000 and provided no default then exists, any amount in excess of $350,000 will be released to the borrower.

With respect to Loan No. 28, Tidewater Cove, upon (i) receipt of satisfactory evidence of a lease extension for Northwest Pipe Company, with lease terms including a lease expiration date of June 30, 2023 or later and a minimum base rental rate of $26.00 per square foot, or the full execution, delivery and commencement of an approved replacement lease, and in either case, evidence that the borrower has paid all tenant improvements and leasing commissions, the cap for the cap for the Monthly TI/LC Reserve ($) will be reduced to $750,000, (ii) receipt of satisfactory evidence of a lease extension for Consolidated Metco, Inc., with lease terms including a lease expiration date of May 31, 2024 or later and a minimum base rental rate of $26.00 per square foot, or the full execution, delivery and commencement of an approved replacement lease, and in either case, evidence that the borrower has paid all tenant improvements and leasing commissions, the cap for the Monthly TI/LC Reserve ($) will be reduced to $650,000, and/or (iii) if the conditions specified in both clauses (i) and (ii) above have occurred, the cap will be reduced to $200,000, and any funds on deposit in the Monthly TI/LC Reserve ($) in excess of the reduced TI/LC Reserve Cap ($) will be released to the borrower.

With respect to Loan No. 36, Safeway - Vancouver, upon (i) receipt of evidence of a lease extension for Safeway, with lease terms including a lease expiration date between November 30, 2023 and November 20, 2028, or the full execution, delivery and commencement of an approved replacement lease for that same period, and in either case, satisfactory evidence that the borrower has paid all tenant improvements and leasing commissions, the cap for the Monthly TI/LC Reserve ($) will be reduced to $700,000 or (ii) receipt of evidence in of a lease extension for Safeway, with lease terms including a lease expiration date of November 20, 2028 or later, or the full execution, delivery and commencement of an approved replacement lease for that same period, and in either case, evidence that the borrower has paid all tenant improvements and leasing commissions, the cap for the Monthly TI/LC Reserve ($) will be reduced to $500,000.

With respect to Loan No. 41, Gainesville Shopping Center, the Monthly TI/LC Reserve ($) is subject to a cap of $215,000. Upon the borrower providing satisfactory evidence that Family Dollar has renewed or extended its lease for a term of not less than three years with a rental rate not less than its current rental rate of $3.65 per square foot, and all outstanding obligations under the loan documents having been satisfied, the cap for the Monthly TI/LC Reserve ($) will be reduced to $150,000.

(20)	With respect to the footnotes hereto, no footnotes have been provided with respect to tenants that are not among the five largest tenants by square footage for any Mortgaged Property.

(21)	In certain cases, the data for tenants occupying multiple spaces includes square footage only from the primary spaces sharing the same expiration date, and may not include smaller spaces with different expiration dates.

(22)	The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease with respect to all or a portion of its leased space prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the subject lease.

With respect to Loan No. 1, 32 Avenue of the Americas, the 2nd Largest Tenant, CenturyLink Communications, LLC, subleases approximately 44,514 square feet of its leased space to the 4th Largest Tenant, Dentsu Holdings USA, Inc. In addition, Dentsu Holdings USA, Inc. has executed a sublease for an additional 64,256 square feet of space from the 5th Largest Tenant, Cambridge University Press, and is expected to take occupancy as of January 1, 2016. The 3rd Largest Tenant, TelX – New York 6th Ave. LLC, subleases 60,759 square feet under a sublease from the sixth largest tenant by net rentable area, Tata Communications, through April 2016. TelX – New York 6th Ave. LLC has executed a lease for this space, which is expected to commence in May 2016.

With respect to Loan No. 2, 7700 Parmer, the 3rd Largest Tenant, Electronic Arts Inc., has the right to terminate its lease as of August 31, 2023, with 12 months' notice and the payment of a termination fee.

With respect to Loan No. 3, Heinz 57 Center, the 2nd Largest Tenant, Burlington Coat Factory, has the right to terminate its lease with six months’ notice if certain sales thresholds are not achieved. Average gross sales for Burlington Coat Factory are below the threshold and Burlington Coat Factory currently has the right to terminate its lease at any time.

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With respect to Loan No. 4, Highland Landmark V, the Largest Tenant, DeVry, Inc., has the right to terminate its lease as of February 29, 2020, upon not earlier than 18 months’ notice but not later than 15 months’ notice and the payment of a termination fee. The 2nd Largest Tenant, Dover Corp., has the right to terminate its lease as of April 30, 2021 with 12 months’ notice and payment of a termination fee.

With respect to Loan No. 7, First National Building, the 2nd Largest Tenant, Honigman Miller Schwartz & Cohn LLP, has the right to terminate its lease as to approximately 20% of the leased space upon 90 days’ written notice to the mortgage borrower. The mortgage loan was underwritten based on the full leased space. In addition, the Largest Tenant, Title Source, Inc., is an affiliate of the borrower and loan sponsor. The Largest Tenant also subleases 37,965 square feet of its space to One Reverse Mortgage, LLC and 49,407 square feet of its space to Quicken Loans, Inc.

With respect to Loan No. 11, Tri-County Towne Center, the 2nd Largest Tenant, Harbor Freight Tools, provided that no tenant default has occurred, will have the one-time right to terminate its lease by providing the landlord with both a written notice and paying a termination fee in the amount of $80,116 at any time prior to September 30, 2018. If the tenant exercises this termination option, the lease will terminate on the last day of September 2019 and the tenant will be required to pay rent through the day the lease terminates. In addition, Harbor Freight Tools may terminate its lease or reduce its base rent if Hobby Lobby ceases business operations at the shopping center or if less than 65% of the total net rentable area of the shopping center is occupied according to the terms of the lease. The lease will terminate on the date that is 90 days after the delivery of the tenant’s termination notice. The 3rd Largest Tenant, Office Depot, has the right to terminate its lease at any time if the tenant’s gross sales are below $2,400,000 during the prior 12-month calendar year. At origination, the loan sponsor posted a letter of credit for $750,000 to cover approximately 2.5 years of rent and reimbursements for Office Depot. Office Depot reported trailing 12-months' gross sales as of June 2015 of approximately $2.5 million.

With respect to Loan No. 12, 2610 Wycliff Road, the Largest Tenant, CSC Government Solutions LLC, has the right to terminate its lease on either August 31, 2018 or August 31, 2019 by providing the landlord with 10 months’ written notice and a termination fee equal to: (i) the unamortized portion of the leasing commissions paid to the landlord, (ii) the unamortized tenant improvement allowance and (iii) (a) two months’ rent if the tenant exercises the right to terminate on August 31, 2018 and (b) one months’ rent if the tenant exercises the right to terminate on August 31, 2019. The 2nd Largest Tenant, Dewberry Engineers Inc., will have the one-time right to terminate its lease at any time after July 31, 2022 by providing the landlord with 12 months’ written notice and a termination fee of $750,000.

With respect to Loan No. 16, Manhattan Beach Medical Office, the Largest Tenant, Beach Cities Orthopedics, provided that no tenant default has occurred, will have the one-time option to terminate the lease effective October 31, 2025 upon 12 months’ written notice to the landlord. On the termination effective date, the tenant shall pay to landlord a termination fee in the amount of $166,667.

With respect to Loan No. 18, Wellington Center, the 2nd Largest Tenant, Nomad Solutions, will have the one-time right to terminate its lease on September 30, 2017 by providing the landlord with both a written notice and paying a termination fee in the amount equal to the remaining unamortized amounts on the original lease and all amendments by March 31, 2017. The 3rd Largest Tenant, Offix, will have the right to terminate the lease on September 1, 2017 by providing the landlord with both six months’ written notice and a termination fee of $107,618.34.

With respect to Loan No. 20, 500 Gregson, the Largest Tenant, American Airlines, has the right to (i) terminate its lease as of June 30, 2019, upon notice by no later than December 31, 2018 and the payment of a termination fee, and (ii) contract its space by 2,864 square feet as of May 31, 2018, with one year’s prior notice and payment of a termination fee.

With respect to Loan No. 22, East Park Plaza, the 2nd Largest Tenant, Jo-Ann Fabric and Craft, has the right to terminate its lease with notice by November 16, 2018 if sales during the fifth year of the lease term (from May 2017 through April 2018) are less than or equal to $3,798,000 (approximately $120 per square foot). In addition, Jo-Ann Fabric and Craft has the right to pay 50% of its base rent if Russ's Market (or similar retail tenant) and either Big Lots or Famous Footwear (or similar retail tenants) are not open for business. Jo-Ann Fabric and Craft will have the right to terminate its lease if such co-tenancy requirements are not met for 12 months.

With respect to Loan No. 23, Tri State Crossing, the 2nd Largest Tenant, Advance Auto Parts, will have the right to terminate its lease after August 7, 2019. The tenant will provide the landlord 60 days’ written notice of its intent to

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terminate its lease no later than December 5, 2019 and will pay a termination fee equal to the unamortized portion of the leasing commissions paid to the landlord and the tenant improvement allowance.

With respect to Loan No. 24, Tops Plaza, the 4th Largest Tenant, Dollar Tree, has the right to pay an amount equal to the lesser of (a) then payable minimum rent or (b) 5.0% of the gross sales if Tops Market is not open for business. Dollar Tree will have the right to terminate its lease if such co-tenancy requirement is not met for 12 months.

With respect to Loan No. 27, Marketplace at Augusta - Townsend, the 3rd Largest Tenant, Kaplan University, has the right to terminate its lease as of September 30, 2019 upon one year’s prior notice and the payment of a termination fee.

With respect to Loan No. 31, Sunnyslope Shopping Center, the 2nd Largest Tenant, US Bank, has the right to terminate its lease at any time after giving the landlord 18 months’ advance written notice of its intent to cancel.

With respect to Loan No. 41, Gainesville Shopping Center, the Largest Tenant, Big Lots, has the right to pay an amount equal to 2.5% of its gross sales if occupancy falls below 70.0% at the mortgaged property. Big Lots will have the right to terminate its lease if occupancy remains below 70% for 12 months.

(23)	In certain cases, the Principal / Carveout Guarantor name was shortened for spacing purposes.

With respect to Loan No. 1, 32 Avenue of the Americas, as long as the property continues to be wholly owned and controlled by the Samuel Rudin, his family members or any entities or trusts owned by them, there is no separate nonrecourse carve-out guarantor required under the loan documents, and the borrower is the sole party responsible for breaches or violations of the nonrecourse carve-out provisions in the loan documents and the related environmental indemnity agreement.

With respect to Loan No. 27, Marketplace at Augusta - Townsend, in lieu of requiring the guarantor be a party to the environmental indemnity agreement, the borrower was permitted to provide an environmental insurance policy.

(24)	The classification of the lockbox types is described in the Preliminary Prospectus. See “Description of the Mortgage Pool—Certain Term of the Mortgage Loans—Mortgaged Property Accounts—Lockbox Accounts” for further details.

(25)	Refers to (a) debt secured by the mortgaged property, (b) mezzanine debt and (c) preferred equity. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness,” “—Other Secured Indebtedness,” “—Preferred Equity,” “—Additional Unsecured Indebtedness” and “Certain Legal Aspects of the Mortgage Loans” in the Preliminary Prospectus for information related to mortgage loans with subordinate, mezzanine or other additional debt or preferred equity that permit subordinate, mezzanine, secured or other additional debt in the future.

With respect to Loan No. 5, The 9, the property and the related security instrument are subject to a tax increment financing mortgage, which secures certain payments in lieu of taxes. In addition, the borrowers have incurred two unsecured subordinate loans in the amounts of $9,807,966 with respect to the hotel component of the property, and $8,693,742 with respect to the multifamily component of the property, from affiliates of an investor in the historic tax credits related to the mortgaged property.

With respect to Loan No. 7, First National Building, the loan documents allow for one or more additional loans provided that such loan(s) are (i) unsecured, (ii) payable only out of excess cash flow from the property, (iii) made subordinate in all respects to the mortgage loan pursuant to a subordination and standstill satisfactory to the lender in its sole discretion, (iv) without a maturity date, and (v) together with any trade payables, capped at 4% of the original principal balance of the mortgage loan at any one time.

With respect to Loan No. 19, Chattanooga & Greeley Retail Portfolio, the borrowers are permitted to obtain an affiliate unsecured subordinate loan from the guarantor provided that, among other conditions: (i) no event of default has occurred and is continuing and (ii) the proceeds of such loan will be used solely to pay monthly debt service, capital expenditures, extraordinary expenses, or operating expenses. Any such loan may not be secured by the mortgaged properties and would be required to be subordinate to the mortgage loan.

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